Execution Version CREDIT AGREEMENT dated as of January 14, 2022, among ALTERA INFRASTRUCTURE HOLDINGS L.L.C., as Borrower, ALTERA INFRASTRUCTURE L.P., as the Parent, THE LENDERS FROM TIME TO TIME PARTY HERETO, U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

- i - TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ..........................................................................................................1 Section 1.01 Defined Terms ...........................................................................................1 Section 1.02 Terms Generally ......................................................................................17 Section 1.03 Accounting Terms ...................................................................................17 Section 1.04 Effectuation of Transactions....................................................................17 Section 1.05 Dutch Terms ............................................................................................18 ARTICLE II THE CREDITS ......................................................................................................18 Section 2.01 Commitment ............................................................................................18 Section 2.02 Loans and Borrowings.............................................................................19 Section 2.03 Requests for Borrowings .........................................................................20 Section 2.04 Fundings of Borrowings ..........................................................................20 Section 2.05 Reduction and Termination of Commitments .........................................20 Section 2.06 Repayment of Loans; Evidence of Debt ..................................................20 Section 2.07 Repayment of Revolving Loans at Maturity ...........................................21 Section 2.08 Prepayment of Revolving Loans .............................................................21 Section 2.09 Fees ..........................................................................................................21 Section 2.10 Interest .....................................................................................................22 Section 2.11 [Reserved]................................................................................................22 Section 2.12 Increased Costs ........................................................................................22 Section 2.13 [Reserved]................................................................................................23 Section 2.14 Taxes........................................................................................................23 Section 2.15 Payments Generally .................................................................................25 ARTICLE III REPRESENTATIONS AND WARRANTIES ..................................................25 Section 3.01 Organization; Powers...............................................................................25 Section 3.02 Authorization; Enforceability; Benefit to the Loan Parties .....................25 Section 3.03 Governmental Approvals; No Conflicts ..................................................26 Section 3.04 Financial Condition; No Material Adverse Change ................................26 Section 3.05 [Reserved]................................................................................................28 Section 3.06 Litigation..................................................................................................28 Section 3.07 Compliance with Laws and Agreements .................................................28 Section 3.08 Investment Company Status ....................................................................29 Section 3.09 Taxes........................................................................................................29 Section 3.10 ERISA; Labor Matters .............................................................................29 Section 3.11 Disclosure ................................................................................................30 Section 3.12 [Reserved]................................................................................................30 Section 3.13 Environmental Matters ............................................................................30 Section 3.14 Federal Reserve Regulations ...................................................................30 Section 3.15 Solvency ..................................................................................................30 Section 3.16 Permits, Etc..............................................................................................31 Section 3.17 Use of Proceeds .......................................................................................31 Section 3.18 Collateral Matters ....................................................................................31 ARTICLE IV CONDITIONS ......................................................................................................31 Section 4.01 Effective Date ..........................................................................................31 Section 4.02 Each Credit Event ....................................................................................33

- ii - ARTICLE V AFFIRMATIVE COVENANTS...........................................................................34 Section 5.01 Financial Statements and Other Information...........................................34 Section 5.02 Notification of Default.............................................................................36 Section 5.03 [Reserved]................................................................................................36 Section 5.04 [Reserved]................................................................................................36 Section 5.05 Authorization ...........................................................................................36 Section 5.06 Taxation ...................................................................................................36 Section 5.07 Environmental Reports and Audits..........................................................36 Section 5.08 [Reserved]................................................................................................36 Section 5.09 Financial Advisor.....................................................................................36 Section 5.10 Compliance with Laws ............................................................................36 Section 5.11 Use of Proceeds .......................................................................................37 Section 5.12 Books, Records and Inspections ..............................................................37 Section 5.13 Lender Conference Calls .........................................................................37 Section 5.14 Further Assurances ..................................................................................37 Section 5.15 Operation in the Ordinary Course of Business ........................................37 Section 5.16 Covenant to Guarantee Obligations and Give Security ...........................37 Section 5.17 Certain Post-Closing Collateral Obligations ...........................................39 ARTICLE VI NEGATIVE COVENANTS ................................................................................39 Section 6.01 Indebtedness ............................................................................................39 Section 6.02 Liens ........................................................................................................40 Section 6.03 Merger; Change of Business....................................................................40 Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions ................40 Section 6.05 Dispositions .............................................................................................41 Section 6.06 Change in Nature of Business..................................................................42 Section 6.07 Swap Agreements ....................................................................................42 Section 6.08 Restricted Payments; Certain Payment of Indebtedness .........................42 Section 6.09 Settlement of Claims................................................................................43 Section 6.10 Restrictive Agreements............................................................................43 Section 6.11 Amendment of Organizational Documents .............................................43 ARTICLE VII EVENTS OF DEFAULT....................................................................................43 ARTICLE VIII THE ADMINISTRATIVE AGENT ................................................................47 ARTICLE IX [RESERVED] .......................................................................................................51 ARTICLE X MISCELLANEOUS ..............................................................................................51 Section 10.01 Notices .....................................................................................................51 Section 10.02 Waivers; Amendments.............................................................................53 Section 10.03 Expenses; Indemnity; Damage Waiver ...................................................53 Section 10.04 Successors and Assigns ...........................................................................54 Section 10.05 Survival....................................................................................................56 Section 10.06 Counterparts; Integration; Effectiveness .................................................56 Section 10.07 Severability ..............................................................................................56 Section 10.08 Right of Setoff .........................................................................................57 Section 10.09 Governing Law; Jurisdiction; Consent to Service of Process .................57 Section 10.10 WAIVER OF JURY TRIAL ...................................................................57 Section 10.11 Headings ..................................................................................................58 Section 10.12 Confidentiality .........................................................................................58

Section 10.13 Violation of Law 58
Section 10.14 USA Patriot Act Notice 58
Section 10.15 Release of Liens 58
Section 10.16 [Reserved] 59
Section 10.17 [Reserved] 59
Section 10.18 [Reserved] 59
Section 10.19 Judgment Currency 59
Section 10.20 Release 59
Section 10.21 Erroneous Payments. 60
Section 10.22 Conflicts 61

SCHEDULE:

Schedule 1.01	—	Agreed Security Principles
Schedule 1.02	—	Individuals with Knowledge
Schedule 1.03	—	Post-Effective Date Guarantors
Schedule 1.04	—	JV Distributions
Schedule 2.01(a)	—	Commitments
Schedule 5.17	—	Post-Closing Obligations
Schedule 6.04(e)	—	JV Investments

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	[Reserved]
Exhibit C	—	Form of Compliance Certificate
Exhibit D	—	Form of Solvency Certificate
Exhibit E	—	Form of Secretary's Certificate
Exhibit F	—	Form of Effective Date Certificate
Exhibit G	—	Form of Borrowing Request

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CREDIT AGREEMENT dated as of January 14, 2022, between ALTERA INFRASTRUCTURE HOLDINGS L.L.C., a Republic of the Marshall Islands limited liability company (the “Borrower” or the “Company”, as applicable), ALTERA INFRASTRUCTURE L.P., a Republic of the Marshall Islands limited partnership (the “Parent”), BROOKFIELD TK LOAN 2 LP (a “Lender”) and each other person from time to time party hereto as a lender (each, a “Lender” and together the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, the “Collateral Agent”). The Borrower, the Parent, the Administrative Agent, the Collateral Agent and the Lenders have agreed to enter into this Agreement to provide for, among other things, an extension of revolving credit in the form of Commitments (as defined below) from the Lenders to the Borrower in an initial aggregate principal amount of up to $32,000,000. The Lenders may, in their sole discretion, increase the Commitments to an aggregate principal amount of up to $50,000,000. The parties hereto agree as follows: ARTICLE I DEFINITIONS Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “2021 11.50% Senior Secured PIK Notes” means the 11.50% Senior Secured PIK Notes due 2026 issued by the Borrower pursuant to that certain Indenture, dated as of August 27, 2021 (the “PIK Notes Indenture”), by and between the Borrower, the Parent, and U.S. Bank National Association, as trustee (in such capacity, the “PIK Notes Trustee”) and as may be amended, amended and restated, supplemented, increased or replaced from time to time. “Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified and, for certainty, in the case of Brookfield includes any Controlled Investment Affiliate. “Agents” means the Administrative Agent and the Collateral Agent. “Agreed Security Principles” means security principles set out in Schedule 1.01. “Agreement” means this Credit Agreement, as modified, amended or restated from time to time. “Agreement Currency” has the meaning assigned to such term in Section 10.19(b). “Anticorruption Laws” means the U.S. Foreign Corrupt Practices Act (the “FCPA”), the UK Bribery Act of 2010, the Brazilian Anti-Corruption Act (Law No. 12,846 of August 1, 2013 ruled by Decree No. 8420, of March 18, 2015) or the Brazilian Improbity Law (Law No. 8,429 of June 2, 1992), the

2 Canadian Corruption of Foreign Public Officials Act (S.C. 1998 c. 34, as amended June 19, 2013), sections 387 - 389 of the Norwegian Criminal Act of May 20, 2005 or sections 276a - 276c of the Norwegian Criminal Act of 22 May 1902 or any other applicable anti-bribery or anti-corruption law under any applicable jurisdictions. “Applicable Creditor” has the meaning assigned to such term in Section 10.19(b). “Applicable Rate” means, for any day with respect to any Revolving Loan, a rate per annum equal to 10.00%. “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) the Lenders, (b) an Affiliate of the Lenders or (c) an entity or an Affiliate of an entity that administers or manages the Lenders. “Assignment and Assumption” means an assignment and assumption entered into by the Lenders and an Eligible Assignee, with the consent of any Person whose consent is required by Section 10.04, and accepted by the Lenders, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower. “Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarization or registration. “Availability Period” means the period from and including the Effective Date to one calendar month prior to the Maturity Date. “Available Facility Amount” means, at any time with respect to the Facility and the Revolving Loans made by the Lenders thereunder, the positive difference (if any) between (a) the aggregate Commitments under the Facility and (b) the Revolving Exposure at such time. “Balance Sheet Date” has the meaning assigned to such term in Section 3.04. “Board” means (x) in the case of the Parent, the board of directors of Altera Infrastructure GP L.L.C. and (y) in the case of the Borrower, the board of directors of the Borrower. “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America. “Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Borrower Materials” has the meaning assigned to such term in Article VIII. “Borrowing Request” means a request by the Borrower for a borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, in the form of Exhibit G or any other form reasonably acceptable to the Administrative Agent and Borrower. “Brookfield” means Brookfield Business Partners L.P. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Oslo or Aberdeen are authorized or required by law to remain closed. “Cash Equivalents” means:

3 (a) certificates of deposit maturing within one year after the relevant date of calculation and issued by a bank; (b) any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom or any member state of the European Economic Area or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security; (c) commercial paper not convertible or exchangeable to any other security: (i) for which a recognized trading market exists; (ii) issued by an issuer incorporated in the United States of America, the United Kingdom or any member state of the European Economic Area; (iii) which matures within one year after the relevant date of calculation; and (iv) which has a credit rating of either A 1 or higher by Standard & Poor’s Rating Services or Fl or higher by Fitch Ratings Ltd or P 1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long term unsecured and non-credit enhanced debt obligations, an equivalent rating; (d) sterling bills of exchange eligible for rediscount at the Bank of England and accepted by a bank (or their dematerialized equivalent); or (e) any investment in money market funds which (i) have a credit rating of either A 1 or higher by Standard & Poor’s Rating Services or Fl or higher by Fitch Ratings Ltd or P 1 or higher by Moody’s Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into cash on not more than 30 days’ notice. “Cash Group Member” has the meaning assigned to such term in the definition of “Consolidated Cash Balance”. “Change of Control” means: (x) in respect of the Parent: (1) where all management powers over the business and affairs of the Parent are vested exclusively in its general partner: a. (i) Brookfield or any of its Controlled Investment Affiliates (but not including any portfolio companies of an the foregoing) and (ii) any Group of which any of the foregoing are members (so long as, with respect to this clause (ii), those Persons referred to in clause (i) collectively own, directly or indirectly, a minimum of fifty point one percent (50.1%) of the voting rights in Altera Infrastructure GP L.L.C. held by such Group), cease to own, collectively, directly or indirectly, a minimum of 50.1% of the voting rights in Altera Infrastructure GP L.L.C.; or b. Altera Infrastructure GP L.L.C. ceases to be the general partner of the Parent; or

4 (2) where all management powers over the business and affairs of the Parent are vested exclusively in a board of directors of the Parent, a. (i) Brookfield or any of its Controlled Investment Affiliates (but not including any portfolio companies of any of the foregoing) and (ii) any Group of which any of the foregoing are members (so long as, with respect to this clause (ii), those Persons referred to in clause (i) collectively own, directly or indirectly, a minimum of fifty point one percent (50.1%) of the voting rights in the Parent held by such Group), cease to be the holder, collectively, directly or indirectly, of (A) a minimum of 50.1% of the voting rights to elect the members of that board of directors or (B) of the voting rights to elect a minimum of fifty point one per cent (50.1%) of that board of directors; or (y) if there is a sale in any Equity Interests of the Borrower and/or any interest in such Equity Interests or any other change in the beneficial ownership of the Borrower from that advised to the Administrative Agent at the date of this Agreement without the Administrative Agent’s prior written consent (at the direction of the Required Lenders); provided that the Administrative Agent’s consent shall not be required to any change of ownership where the Borrower remains within the Group following such change. “Claims” has the meaning assigned to such term in Section 10.20. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Collateral Document; provided that notwithstanding anything herein to the contrary or any other Loan Document, Collateral shall exclude Excluded Property. “Collateral Agent” means U.S. Bank National Association. “Collateral Agreement” means the Collateral Agreement, dated as of the date hereof, by and among Parent and the Borrower, each Subsidiary of the Borrower that joins from time to time pursuant to a joinder, and the Collateral Agent, as amended, amended and restated or otherwise modified from time to time. “Collateral Documents” means the Collateral Agreement, the Guarantee Agreement, the Intercreditor Agreement and any other intercreditor agreement, deposit account control agreements and all other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.16 or 5.17. “Commitment” means with respect to each Lender, the commitment of such Lender to make Revolving Loans pursuant to Error! Reference source not found.. The amount of each Lender’s Commitment is set forth on Schedule 2.01(a). The aggregate amount of the Lenders’ Commitment on the Effective Date is $32,000,000, which amount may be increased to up to $50,000,000 in the Lenders’ sole discretion pursuant to Section 2.01(b). “Communications” has the meaning assigned to such term in Article VIII. “Company” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Company SEC Documents” has the meaning assigned to such term in Section 3.04(a).

5 “Compliance Certificate” means a Compliance Certificate in the form of Exhibit C or any other form reasonably acceptable to the Administrative Agent (at the direction of the Required Lenders) and Borrower. “Consolidated Cash Balance” means with respect to Parent and its Subsidiaries (other than Altera Shuttle Tankers L.L.C. and its Subsidiaries) (the “Cash Group Members”), at any date of determination, the aggregate amount of (a) cash, (b) Cash Equivalents and (c) any other marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of or that would otherwise be required to be reflected as “unrestricted cash” on the balance sheet of any Cash Group Member, in each case, as of such date in accordance with IFRS. “Contract” means any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other agreement, arrangement or understanding. “Control” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. “Controlled Investment Affiliate” shall mean, with respect to Brookfield, any investment fund, co- investment vehicle and/or similar investment vehicle or managed account that (a) is organized by Brookfield or any Affiliate of Brookfield for the purpose of making equity or debt investments in one or more companies and (b) is controlled by or is under common control with Brookfield. “COSCO” means COSCO Nantong Shipyard Co. Ltd., of No. 1 Zhongyuan Road, Nantong City, Jiangsu, People’s Republic of China. “Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Designated Persons” means any Person or entity listed on a Sanctions-related list. “Disposition” means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any real or personal property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Disqualified Stock” means any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof; in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof), or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) cash, (ii) debt securities or (iii) any Equity Interests referred to in (a) above, in each case at any time prior to the first anniversary of the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on delate hereof, the date hereof). Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Stock solely because holders of the Equity Interests have the right to require the issuer of such Equity Interests to repurchase

6 such Equity Interests upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Equity Interests provide that the issuer may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Agreement. “dollars” or “$” or “USD” refers to lawful money of the United States of America. “Ducera” has the meaning assigned to such term in Section 4.01(p). “Effective Date” means January 14, 2022. “Eligible Assignee” means (a) each Lender, (b) an Affiliate of the Lenders, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural Person. “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna. “Environmental Laws” means all applicable federal, state, and local laws (including common law), regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and binding agreements with any Governmental Authority in each case, relating to pollution or protection of the Environment, human health and safety (to the extent related to exposure to Hazardous Materials), or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials. “Environmental Liability” means any liability, claim, action, suit, agreement, judgment or order arising under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to: (a) compliance or non- compliance with any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threat of Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any or the foregoing. “Equity Interests” shall have the meaning set forth in the Agreed Security Principles. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code. “ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, or a failure to make a required contribution to a Multiemployer Plan, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum

7 funding standard with respect to any Plan, (d) a determination that any Plan is in “at-risk” status (as defined in Section 3 03 (i)(4) of ERISA or Section 43 0(i)(4) of the Code), (e) the incurrence by a Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than PBGC premiums due but not delinquent under Section 4007 of ERISA), (f) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan under Section 4042 of ERISA; (g) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer, any Plan or Multiemployer Plan, (h) the incurrence by a Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan, (i) the receipt by a Loan Party any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability on a Loan Party or ERISA Affiliate or a determination that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status, (within the meaning of Section 305 of ERISA or Section 432 of the Code), (j) a failure by the Borrower any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability, or (k) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to which a Loan Party or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or could otherwise reasonably be expected to be liable. “Erroneous Payment” has the meaning assigned to such term in Section 10.21. “Events of Default” has the meaning set forth in Article VII. “Exchange Act” means the United States Securities Exchange Act of 1934. “Excluded Accounts” shall have the meaning set forth in the Agreed Security Principles. “Excluded Equity” shall have the meaning set forth in the Agreed Security Principles. “Excluded Property” shall have the meaning set forth in the Agreed Security Principles. “Excluded Subsidiary” shall have the meaning set forth in the Agreed Security Principles. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed by a jurisdiction (i) as a result of such Recipient being organized under the laws of or having its principal office or, in the case of any Lender, its applicable lending office located in, such jurisdiction or (ii) as a result of any other present or former connection between such Recipient and such jurisdiction (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document and/or sold or assigned an interest in any Loan Document) and (b) any Taxes attributable to any Lender’s failure to comply with Section 2.15(e). “Facility” shall mean the revolving commitments utilized in making Revolving Loans hereunder, it being understood that, as of the Effective Date there is one Facility (i.e. the Commitment established and any extension of credit on the Effective Date) and thereafter, the term “Facility” may include any other extensions of credit hereunder.

8 “Federal Funds Rate” “shall mean, for any day, the rate calculated by the New York Fed based on such day’s federal funds transactions by depository institutions (as determined in such manner as the New York Fed shall set forth on its public website from time to time) and published on the next succeeding Business Day by the New York Fed as the Federal Funds Rate, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. “Fee Letter” means that certain agency fee letter, by and among the Borrower and the Administrative Agent, as amended, supplemented or otherwise modified from time to time. “Financial Indebtedness” means any Indebtedness for or in respect of, without double counting: (a) moneys borrowed; (b) any amount raised by acceptance under any acceptance credit facility or dematerialized equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition but which is classified as borrowings under IFRS, excluding any amount raised by the issue of redeemable shares unless redeemable (other than at the option of the issuer) before the Maturity Date and classified as borrowings under IFRS; (g) Indebtedness incurred under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) used for the purpose of Article 2:403 Dutch Civil Code (and any residual liability (overblijvende aansprakelijkheid) under such declaration arising pursuant to Article 2:404(2) Dutch Civil Code) and issued by a Dutch Loan Party in respect of any of its wholly-owned Subsidiaries; (h) Indebtedness incurred under any joint and several liability arising as a result of (the establishment of) a fiscal unity (fiscale eenheid) between members of the Group incorporated in the Netherlands; (i) Indebtedness incurred in the ordinary course of business consistent with past practice in an amount not to exceed $50,000 in the aggregate; and (j) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in clauses (a) to (h) above. “Financial Officer” means, with respect to any Person, the chief financial officer (in the case of the Borrower or the Parent, this shall be a reference to the chief financial officer of Altera Infrastructure Group Ltd.), principal accounting officer, treasurer, assistant treasurer, controller or Directors of such Person.

9 “Foreign Lender” means a Lender that is not a U.S. Person. “Foreign Plan” shall mean any pension plan, benefit plan, fund (including any superannuation fund) or other similar program established, maintained or contributed to by a Loan Party or any of their respective Subsidiaries primarily for the benefit of employees of a Loan Party or any of their respective Subsidiaries employed and residing outside the United States (other than any plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), which plan, fund or other similar program provides, or results in, retirement income or deferral of income in contemplation of retirement, and which plan is not subject to ERISA or the Code. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local, county, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank). “Group” means, two or more Persons who agree to act together, through partnership, limited partnership, syndicate or other group or arrangement, which partnership, limited partnership, syndicate or other group or arrangement acquires, holds, votes or disposes of securities of Altera Infrastructure GP L.L.C., or the Parent, as applicable. “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the president of the Borrower)). “Guarantor” means, collectively, the Parent and each Subsidiary of the Borrower party to the Guarantee Agreement. “Guarantee Agreement” means that certain Guarantee Agreement executed by the Guarantors on the Effective Date unconditionally guaranteeing on a joint and several basis payment of the Obligations, as the same may be amended, modified or supplemented from time to time. “Hazardous Materials” means any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any applicable Environmental Law, including, without limitation, any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos-containing

10 materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances or mold. “IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto, as in effect from time to time. “Increased Amount” of any Indebtedness means any increase in the amount of the Original Indebtedness being refinanced in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies. “Indebtedness” of any Person means any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent (without double counting). “Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), all Other Taxes. “Indemnitee” has the meaning set forth in Section 10.03(b). “Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the date hereof, by and among U.S. Bank National Association, as Senior Agent and U.S. Bank National Association, as Junior Agent. “Interest Payment Date” means (i) the last Business Day of each calendar quarter beginning March 31, 2022 and (ii) the Maturity Date. “Investment” means, with respect to a specified Person, any Equity Interests, evidences of Financial Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with IFRS) to, Guarantees of any Financial Indebtedness or other obligations of or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by the president of the Borrower)) in, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee,” (c) any Investment in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Financial Indebtedness or other securities of any Person shall be the fair value (as determined reasonably and in good faith by the president of the Borrower) of the consideration therefor (including any Financial Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form

11 of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the president of the Borrower) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any Person resulting from the issuance by such Person of its Equity Interests to the investor shall be the fair value (as determined reasonably and in good faith by the president of the Borrower) of such Equity Interests at the time of the issuance thereof. “Investor” means any Person who makes an Investment. “IRS” means the United States Internal Revenue Service. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Judgment Currency” has the meaning assigned to such term in Section 10.19(b). “Knowledge” means, with respect to the Borrower or the Parent, the actual knowledge as of the date hereof of the individuals set forth on Schedule 1.02 after due inquiry of the direct reports of such individual and any other person (including shared service personnel) responsible for the relevant aspect of the business of the Borrower or the Parent, respectively. “Lender” has the meaning set forth in the introductory paragraph hereto. “Liabilities” means, collectively, all obligations, liabilities and commitments of any nature, whether known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, absolute, accrued, contingent or otherwise and whether due or to become due. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. “Loan Documents” means this Agreement, the Collateral Documents and any other collateral documentation, certificates, documents or notices that shall be executed and delivered by Loan Parties in connection with this Agreement. “Loan Parties” means, collectively, the Borrower and the Guarantors and “Loan Party” means any one of them. “Material Adverse Effect” means any circumstance, development, effect, change, event, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (1) the business, results of operations, assets, Liabilities, financial condition or prospects of the Parent and its Subsidiaries taken as a whole, or (2) the ability of the Parent and its Subsidiaries to timely consummate the Transactions or to perform their respective material obligations under any related agreements.

12 “Material First-Tier Subsidiary” shall have the meaning set forth in the Agreed Security Principles. “Material Indebtedness” means (i) Financial Indebtedness (other than the Revolving Loans under the Loan Documents), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties and their respective Subsidiaries in an aggregate outstanding principal amount exceeding $5,000,000 and (ii) Financial Indebtedness under the 2021 11.50% Senior Secured PIK Notes. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of a Loan Party or any of their respective Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that a Loan Party or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time. “Maturity Date” means June 15, 2022. “Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business. “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions or has any ongoing obligation with respect to Withdrawal Liability. “Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) actually received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all actual fees and out-of-pocket expenses paid in connection with such event by the Parent and its Subsidiaries to Persons that are not Affiliates of the Parent or any of its Subsidiaries, (ii) (x) the principal amount of any Indebtedness that is secured by a Lien on the asset that is the subject of such event that is required to be repaid in connection therewith or (y) any other amounts that are required to be repaid under any contractual arrangements in connection therewith, together with, in each case, any applicable premium, penalty, interest and breakage costs, (iii) the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Parent or its Subsidiaries, (iv) any funded escrow established pursuant to the documents evidencing any such event to secure any indemnification obligations or adjustments to the purchase price associated with any such event and (v) the amount of all taxes incurred and required to be paid (or reasonably estimated to be payable) by the Parent and the Subsidiaries, and the amount of any reserves established by the Parent and the Subsidiaries in accordance with IFRS to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by the Parent). “New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York. “New York Fed” means the Federal Reserve Bank of New York. “NYSE” means the New York Stock Exchange and its successors. “Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Revolving Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary

13 obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents. “Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and by-laws or other organizational or governing documents of such Person (including any limited liability company or operating agreement). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding any such Taxes imposed with respect to an assignment by a Lender if such Tax is imposed as a result of a present or former connection between the assigner or assignee and the jurisdiction imposing such Tax (other than connections arising from such having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, and/or sold or assigned an interest in any Loan Document). “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub.L. No. 107-56 (Signed into law October 26, 2001)). “Payment Recipient” has the meaning assigned to such term in Section 10.21. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Petrobras Receivable” means the receivable arising under that certain agreement dated as of October 25, 2018 by and among Teekay Norway AS, Logitel Norway Offshore AS, Petroleo Brasileiro AS - Petrobras, and Petrobras Netherlands B.V. - PNBV. “PIK Note Documents” means the Note Documents as defined in the PIK Notes Indenture. “Plan” means any “employee pension benefit plan,” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Platform” has the meaning assigned to such term in Article VIII. “Pledged Collateral” has the set forth in the Collateral Documents.

14 “Post-Effective Date Guarantors” means those entities set forth on Schedule 1.03. “Prepayment Event” means: (a) the incurrence by the Parent or any of its Subsidiaries of any Financial Indebtedness, other than any Indebtedness permitted to be incurred by Section 6.01; (b) the receipt by the Company or any of its Subsidiaries of Net Proceeds from the Disposition of the vessel known as the “Varg”; or (c) the receipt by the Company or any of its Subsidiaries of dividends or distributions from any of the Company’s joint ventures, including, but not limited to, OOGTK Libra GmbH & Co KG, OOG TK Libra GmbH, TK-Ocyan Libra Oil Services Ltd., OOG-TKP Oil Services Ltd., OOG-TKP FPSO GmbH or OOG-TKP FPSO GmbH & Co KG, other than those certain planned and ordinary course dividends and distributions, in each case described on Schedule 1.04. “Public Lender” has the meaning assigned to such term in Article VIII. “Recipient” means any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document. “Refinancing Indebtedness” has the meaning set forth in the definition of “Refinancing Indebtedness Event”. “Refinancing Indebtedness Event” means, in respect of any Financial Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (any such indebtedness, “Refinancing Indebtedness” in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the sum of (i) the principal amount of such Original Indebtedness with the Increased Amount accrued and unpaid interest with respect to such Original Indebtedness plus (ii) accrued interest, fees and premiums (including any tender premium and prepayment premiums) and penalties (if any) thereon and fees, expenses, original issue discount and upfront fees incurred in connection with such Refinancing Indebtedness Event; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness; (c) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of the Parent or of any Subsidiary that, in each case, shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness and shall constitute an obligation of the Parent or of such Subsidiary only to the extent of their obligations in respect of such Original Indebtedness; and (d) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof). “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates. “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture. “Releasees” has the meaning assigned to such term in Section 10.20.

15 “Releasors” has the meaning assigned to such term in Section 10.20. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. “Required Lenders” means, at any date, (a) Lenders having or holding a majority of the Commitments at such date or (b) if the Commitments have been terminated or for the purposes of acceleration pursuant to Article VII, Lenders having or holding a majority of the outstanding principal amount of the Loans in the aggregate at such date.. “Requirement of Law” shall have the meaning set forth in the Agreed Security Principles. “Responsible Officer” of any Person means any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of any Equity Interests in the Parent or any Subsidiary. “Revolving Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement. “Revolving Exposure” shall mean, at any time the aggregate principal amount of the Revolving Loans then outstanding. “Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of Designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the United States Securities Act of 1933. “Senior Notes” means the 8.50% Senior Notes due 2023 of the Parent and Altera Infrastructure Finance Corp., f/k/a Teekay Offshore Finance Corp., a corporation incorporated under the laws of the Republic of the Marshall Islands (“Finance Corp”) issued pursuant to the Indenture, dated as of July 2, 2018

16 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Parent, Finance Corp, and The Bank of New York Mellon, as trustee. “Specified Indebtedness” means any Financial Indebtedness that is not secured on a pari passu basis with the Obligations and any Refinancing Indebtedness Event in respect of any of the foregoing. “Subordinated Indebtedness” of a Person means any Financial Indebtedness of such Person the payment of which is subordinated to payment of the Obligations. “subsidiary” means, with respect to any Person at any date, any other Person which is controlled, directly or indirectly, by the first-mentioned Person; or more than 50% the voting issued Equity Interests of which are beneficially owned, directly or indirectly, by the first- mentioned Person, company or corporation; and, for these, purposes, a company or corporation shall be treated as being controlled by another Person, company or corporation if that other company or corporation is able to direct its management and/or to control the composition of its board of directors or equivalent body. “Subsidiary” means any direct or indirect subsidiary of the Borrower or the Parent, as applicable. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party or any of their respective Subsidiaries shall be a Swap Agreement. “Tax and Claims Register” means the tax and legal claims register for the fiscal quarter of the Parent ending December 31, 2021. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Transactions” means the (a) execution, delivery and performance by each Loan Party of this Agreement, the borrowing of the Revolving Loans and the use of the proceeds thereof, the guaranteeing of the Obligations and securing of the Obligations under the Guarantee Agreement and Collateral Documents, respectively, by each applicable Loan Party, and (b) payment of all fees, commissions, costs and expenses in connection with the foregoing. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the state of New York; provided that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non perfection of the security interests granted to the Collateral Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any financing statement relating to such perfection or effect of perfection or non perfection. “Weekly Disbursement Forecast” has the meaning assigned to such term in Section 5.01(e).

17 “Weekly Liquidity Forecast” has the meaning assigned to such term in Section 5.01(e). “wholly-owned” when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons must comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, replaced or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Section 1.03 Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with IFRS as in effect from time to time; provided that if Borrower notifies the Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in IFRS or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in IFRS or in the application thereof, then such provision shall be interpreted on the basis of IFRS as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided that Borrower, on the one hand, and the Required Lenders, on the other hand, agree to negotiate in good faith with respect to any proposed amendment to eliminate or adjust for the effect of any such change in IFRS. Section 1.04 Effectuation of Transactions. All references herein to Borrower, the Parent and their respective Subsidiaries shall be deemed to be references to such Persons, and all the representations

18 and warranties of Borrower or the Parent contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Transactions occurring on or prior to the Effective Date, unless the context otherwise requires. Section 1.05 Dutch Terms. In this Agreement, where it relates to a Loan Party incorporated in the Netherlands, a reference to: (a) the Netherlands means the European part of the Kingdom of The Netherlands and Dutch means in or of the Netherlands. (b) a property means a property that is owned or acquired by way of freehold ownership (eigendom), Groundlease, right of superficies (opstalrecht) or condominium right (appartementsrecht); (c) a security interest or security includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht); (d) a winding-up, administration or dissolution includes a bankruptcy (faillissement) or dissolution (ontbinding); (e) a moratorium includes surseance van betaling and a moratorium is declared or occurs includes surseance verleend; (f) insolvency includes a bankruptcy and moratorium; (g) a receiver or an administrative receiver includes a curator or bewindvoerder; (h) a liquidator includes a curator or a beoogd curator; (i) an administrator includes a bewindvoerder or a stille bewindvoerder; (j) negligence means nalatigheid; (k) gross negligence means grove nalatigheid; (l) wilful misconduct means bewuste roekeloosheid; (m) a Subsidiary includes a dochtermaatschappij as in section 2:24a of the Dutch Civil Code (Burgerlijk Wetboek). ARTICLE II THE CREDITS Section 2.01 Commitment. (a) Subject to the terms and conditions set forth herein, each Lender having a Commitment severally, but not jointly, agrees to make Revolving Loans to the Borrower at any time and from time to time during the Availability Period in an aggregate principal amount not to exceed its Commitment set forth on Schedule 2.01(a) hereto; provided that, subject to Section 2.10, the Revolving Exposure shall not exceed the aggregate Commitments at any time during the Availability Period. Amounts

19 borrowed hereunder that are repaid or prepaid may not be reborrowed; provided further, that the Lenders may in their sole discretion increase the aggregate amount of the Lenders’ Commitment to $50,000,000 pursuant to Section 2.01(b). For the avoidance of doubt, any additional Commitment in excess of the initial $32,000,000 shall only be included for the purposes of calculating the Commitment Fee (as defined below) from the date on which the election to increase the Commitment is notified to the Borrower by the Lenders. (b) (i) Subject to the conditions set forth in Section 2.01(b)(ii), the Borrower may increase the Commitments then in effect with the consent of each Lender in its sole discretion to an aggregate amount not to exceed $50,000,000. (ii) Any increase in the Commitments shall be subject to the following conditions: (A) Such increase shall be in the amount not exceeding $20,000,000 in the aggregate (or such lesser amount agreed to by the Lenders in their sole discretion); (B) No Default or Event of Default shall have occurred and be continuing before or after giving effect to such increase; (C) Each of the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the date on which such increase is effective (or to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date); (D) No Lender’s Commitment may be increased without the consent of such Lender in its sole discretion; (E) The maturity date of any increased Commitment shall be the same as the Maturity Date; (F) The increase shall be on the exact same terms and pursuant to the exact same documentation applicable to this Agreement; and (G) Each Lender’s increase shall be proportionate to its Commitment immediately before giving effect to such increase (or such greater amount as such Lender and the other Lenders agreeing to an increase in Commitments shall otherwise agree). For the avoidance of doubt, each Lender shall be permitted to decline to increase its Commitment and no Lender shall have any liability hereunder or otherwise in connection with any determination by such Lender not to increase its Commitment. Section 2.02 Loans and Borrowings. (a) Commencing on the Effective Date, and subject to the satisfaction of the conditions set forth herein, each Lender will be committed severally, but not jointly, to make available the Revolving Loans under the Facility to the Borrower in accordance with their respective Commitment.

20 (b) Each borrowing of Revolving Loans shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or such other amount as reasonably agreed to by the Lenders). Subject to (i) the satisfaction of the conditions specified in Error! Reference source not found. and (ii) availability under the Available Facility Amount, Revolving Loans will be available as of the Effective Date of this Agreement and may be drawn during the Availability Period. Section 2.03 Requests for Borrowings. To request a borrowing, the Borrower shall notify the Administrative Agent of such request either in writing (delivered by hand or email) not later than 12:00 p.m., New York City time, at least five (5) Business Days prior to the date of such borrowing, or such shorter period of time as agreed to by the Administrative Agent at the direction of the Lenders. Each such written Borrowing Request shall specify the following information in compliance with Error! Reference source not found.: (i) the aggregate amount of such borrowing; (ii) the date of such borrowing, which shall be a Business Day; and (iii) the location and number of the account of the Borrower to which funds are to be disbursed. Section 2.04 Fundings of Borrowings. Subject to the satisfaction or waiver of the conditions set forth herein, each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the Borrower specified by the Borrower in the applicable Borrowing Request and shall make available to the Borrower any applicable federal reference number in connection therewith. Section 2.05 Reduction and Termination of Commitments. (a) In connection with any prepayment set forth in Section 2.08(b), the Revolving Commitments shall be permanently reduced by the amount of such prepayment on a dollar-for-dollar basis. (b) Upon at least two Business Days’ prior written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, to permanently terminate or reduce the Commitments, in whole or in part; provided that (a) with respect to the Commitments, any such termination or reduction shall apply proportionately and permanently to reduce the Commitments of each of the Lenders, (b) any partial reduction pursuant to this Section 2.05(b) shall be in the amount of at least $1,000,000 and integral multiples of $1,000,000 in excess thereof and (c) after giving effect to such termination or reduction and to any prepayments of Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the outstanding Revolving Loans shall not exceed the amount of the Commitments. Section 2.06 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Lenders when due pursuant to this Agreement and the other Loan Documents the then unpaid principal amount of each Revolving Loan of each Lender. (b) [Reserved],

21 (c) The entries made by the Administrative Agent in its accounts shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. (d) A Lender may request that Revolving Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by a Lender, to such Lender and its registered assigns) in a form approved by the Administrative Agent. Thereafter, the Revolving Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Section 2.07 Repayment of Revolving Loans at Maturity. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders the then unpaid principal amount of each Revolving Loan on the Maturity Date. Section 2.08 Prepayment of Revolving Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any borrowing in whole or in part, subject to the requirements of this Section. (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Parent or any Subsidiary in respect of a Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay borrowings in an amount equal to 100% of such Net Proceeds. (c) If, at the end of the last Business Day of any week, the Consolidated Cash Balance of the Cash Group Members exceeds $50,000,000, then the Borrower shall, within three (3) Business Days, prepay the Revolving Loans in an aggregate principal amount equal to such excess. (d) Prior to any optional or mandatory prepayment of borrowings under this Section, the Borrower shall specify the borrowing or borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (e) of this Section. (e) The Borrower shall notify the Administrative Agent in writing of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of prepayment of borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein (which may include, without limitation, a Refinancing Indebtedness Event), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Each partial prepayment of any borrowing shall be in an amount that would be permitted in the case of an advance of a borrowing as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a borrowing pursuant to this Section 2.08 shall be applied ratably to the Revolving Loans included in the prepaid borrowing. Prepayments shall be accompanied by accrued interest as required by Section 2.10.

22 Section 2.09 Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at 1.00% per annum on the actual daily amount of the undrawn Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Maturity Date (such fee, the “Commitment Fee”). Accrued Commitment Fees shall be payable in arrears on the last day of each March, June, September and December of each year (with respect to the preceding three months or portion thereof) and on the Maturity Date (and, if applicable, thereafter on demand), commencing the last day of March 2022. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to each Lender entitled thereto. Fees paid shall not be refundable under any circumstances (absent manifest error in the amount paid). Such fees (other than the Commitment Fee and fees of the Agent) shall be netted against any advances on the Revolving Loans. The Borrower shall pay to the Administrative Agent the fees in the amounts and at the times set forth in the Fee Letter. Section 2.10 Interest. (a) Unless an Event of Default has occurred and is continuing, the Revolving Loans shall bear and accrue interest at the Applicable Rate. Interest thereon shall be payable in cash. (b) Notwithstanding the foregoing, if any Event of Default has occurred and is ongoing (and without any action by the Administrative Agent, the Collateral Agent or any Lender), any principal of or interest on any Revolving Loan or any fee or other amount payable by the Borrower hereunder shall automatically bear interest, after as well as before judgment, at a rate per annum equal to the sum of (i) 2% per annum plus (ii) the Applicable Rate. (c) Accrued interest on each Revolving Loan shall be payable in arrears on each Interest Payment Date for such Revolving Loan; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable in cash on written demand and (ii) in the event of any repayment or prepayment of any Revolving Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. (d) All interest hereunder shall be computed on the basis of a year of 360 days. Section 2.11 [Reserved]. Section 2.12 Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by, the Lenders; (ii) impose on the Lenders any other condition, cost or expense (other than Taxes) affecting this Agreement or Revolving Loans made by the Lenders; or (iii) subject any Recipient to any Taxes other than any (A) Indemnified Taxes or (B) Taxes described in clauses (a)(ii) and (b) of the definition of Excluded Taxes on or with respect to its loans or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to the Lenders or other Recipient of making, continuing or maintaining any Revolving Loan or of maintaining its

23 obligation to make any such Revolving Loan, or to reduce the amount of any sum received or receivable by the Lenders or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request of the Lenders or other Recipient, the Borrower will pay to the Lenders or other Recipient, as the case may be, such additional amount or amounts as will compensate the Lenders or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered. (b) A certificate of the Lenders setting forth the amount or amounts necessary to compensate the Lenders as specified in paragraph (a) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lenders the amount shown as due on any such certificate within 10 days after receipt thereof. (c) Failure or delay on the part of the Lenders to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of the Lender’s or intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof (d) Notwithstanding the above, the Lenders will not be entitled to demand compensation for any increased cost or reduction set forth in this Section 2.12 at any time if it is not the general practice and policy of the Lenders to demand such compensation from similarly situated borrowers in similar circumstances under agreements containing provisions permitting such compensation to be claimed at such time. Section 2.13 [Reserved]. Section 2.14 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or the Parent under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or the Parent shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority, or cause the payment, in accordance with applicable law, or, at the option of the Lenders timely reimburse them, as applicable, for the payment of any Other Taxes. (c) Evidence of Payment. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver, or shall cause the delivery, to the Lenders the original or a certified copy of a receipt issued by such Governmental

24 Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lenders. (d) Indemnification by the Borrower and the Parent. The Borrower and the Parent shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower or the Parent by any Lender shall be conclusive absent manifest error. (e) Status of Lender. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document and shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower and the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower and the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(e)(ii)(A) and (ii)(B) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing: (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which the Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding; (B) any Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of an applicable IRS Form W-8 certifying as to such Foreign Lender’s non-U.S. status. The Lenders agree that if any form or certification previously delivered (including any specific documentation required in this Section 2.15(e)) expires or becomes obsolete or inaccurate in any respect, the applicable Lender shall deliver promptly to the Borrower updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower) or promptly notify the Borrower in writing of its legal ineligibility to do so. (f) Treatment of Certain Refunds. If any Recipient determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant

25 to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.15(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.15(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.15(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person. Section 2.15 Payments Generally. The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document on or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, on or prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds (to the extent required hereby), without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lenders, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Lenders; provided that payments pursuant to Sections 2.13, 2.15 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Lenders shall distribute any such payment received by any of them for the account of any other Person to the appropriate recipient promptly following receipt thereof If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars. ARTICLE III REPRESENTATIONS AND WARRANTIES The Borrower (and solely to the extent applicable to it, the Parent), represents and warrants to each of the Lenders as of the date hereof and (by reference to the facts and circumstances then pertaining) on the date of each borrowing of Revolving Loans as follows: Section 3.01 Organization; Powers. Each Loan Party is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction except where the failure to be so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Section 3.02 Authorization; Enforceability; Benefit to the Loan Parties. (a) The Transactions, insofar as they are to be carried out by the applicable Loan Party, are within each Loan Party’s corporate or other organizational powers and have been duly authorized by

26 all necessary corporate or other organizational and, if required, shareholder or other equity holder action. This Agreement has been duly executed and delivered by each Loan Party and each other Loan Document to which a Loan Party is to be a party, when executed and delivered by the applicable Loan Party, will constitute, a legal, valid and binding obligation of the applicable Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (b) Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of the Borrower and (ii) the credit extended by the Lenders to the Borrower hereunder. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by each Loan Party is within its purpose, will be of direct and indirect benefit to each Loan Party, and is likely to promote the success of each Loan Party for the benefit of the Group as a whole. Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are (or will so be) in full force and effect and (ii) filings, recordings and registrations necessary to perfect Liens created under the Loan Documents and (b) will not violate any applicable law, including any order of any Governmental Authority, (c) will not violate the charter, by-laws or other organizational documents of each Loan Party or any of their respective Subsidiaries, (d) will not violate or result in a default under any indenture or agreement, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of their respective Subsidiaries and (e) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of their respective Subsidiaries, except Liens created pursuant to the Loan Documents, and in the case of clauses (a), (b) and (d) above, except for a violation or creation, as applicable, which would not reasonably be expected to result in a Material Adverse Effect. Section 3.04 Financial Condition; No Material Adverse Change. (a) To the extent that the Parent is required to comply with applicable SEC filing requirements as a publicly listed company, the Parent has filed or furnished, as applicable, with the SEC, on a timely basis, all reports, schedules, forms, statements and other documents required to be filed or furnished, as applicable, by the Parent with the SEC pursuant to the Securities Act or the Exchange Act since January 1, 2015 (collectively, the “Company SEC Documents”). To the extent applicable, as of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted, or will have omitted, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, (i) the Parent is eligible to file a Registration Statement on Form F-3, (ii) none of the Parent’s Subsidiaries is required to file any documents with the SEC, (iii) there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents and (iv) to the Parent’s Knowledge, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. Each of the certifications and statements relating to the Company SEC Documents required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act, (B) 18 U.S.C. §1350

27 (Section 906 of the Sarbanes-Oxley Act) or (C) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Documents is accurate and complete, and complies as to form and content in all material respects with all applicable Laws. (b) To the extent that the Parent is required to comply with applicable SEC filing requirements as a publicly listed company, the consolidated financial statements of the Parent (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (i) complied, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) present fairly, in all material respects, the consolidated financial position of the Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments), (iii) have been prepared in accordance with IFRS (except, in the case of unaudited quarterly financial statements subject to normal year-end adjustments) applied on a consistent basis during the periods covered thereby (except (A) as may be indicated in the notes thereto or (B) as permitted by Regulation S-X), and (iv) were prepared in accordance with the books of account and other financial records of the Parent and its Subsidiaries (except as may be indicated in the notes thereto). (c) Except as previously disclosed to the Administrative Agent and the Lenders, neither the Parent nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) required or that would be required by IFRS, as in effect on the date hereof, to be reflected in or reserved against the consolidated balance sheet (or the notes thereof) of the Parent except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Parent and its Subsidiaries as of December 31, 2020] (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice and similar in character and amount to the liabilities set forth on the balance sheet as of the Balance Sheet Date or (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions. Except as set forth in the consolidated financial statements of the Parent for the fiscal year ending December 31, 2020, neither the Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Parent or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K). (d) To the extent that the Parent is required to comply with applicable SEC filing requirements as a publicly listed company, the Parent has established and maintains, and at all times since January 1, 2014 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13 a-15 under the Exchange Act) as required by Rule 13 a-15 under the Exchange Act that is, in the case of the interim controls over financial reporting, sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS including policies and procedures that: (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Parent and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS and that receipts and expenditures of the Parent and its Subsidiaries are being made only in accordance with appropriate authorizations of the Parent’s management and its Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Parent and its Subsidiaries and, in the case of disclosure controls and procedures, are designed to ensure that all information (both financial and non- financial) required to be disclosed by the Parent in the reports that it files or submits under the Exchange

28 Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Parent (or persons performing similar functions) required under the Exchange Act with respect to such reports. To the extent that the Parent is required to comply with applicable SEC filing requirements as a publicly listed company, neither the Parent nor, to the Parent’s Knowledge, the Parent’s independent registered public accounting firm, has identified or been made aware of (i) any “significant deficiency” or “material weakness” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Parent’s internal controls over financial reporting which would reasonably be expected to adversely affect the Parent’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated, except as described in the report of the Parent’s auditor, dated March 4, 2021 or (ii) any fraud that involves the Parent’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Parent and its Subsidiaries. the Parent is, and has been at all times since January 1, 2014, in compliance in all material respects with the applicable listing requirements and corporate governance rules and regulations of the NYSE, and has not received any notice asserting any non-compliance with the listing requirements of the NYSE. (e) To the extent that the Parent is required to comply with applicable SEC filing requirements as a publicly listed company, the Parent’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Parent within the meaning of Regulation S- X under the Exchange Act; and (iii) to the Parent’s Knowledge, in compliance with subsections (g) through (1) of Section lOA of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services performed by the Parent’s auditors for the Parent that were required to be approved in accordance with Section 202 of the Sarbanes- Oxley Act were so approved. (f) Since December 31, 2020, there has been no event, development or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect on the business, assets, results of operations or financial condition of (x) Borrower or (y) the Parent, in each case, and their respective Subsidiaries, taken as a whole. Section 3.05 [Reserved]. Section 3.06 Litigation. No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, would reasonably be expected to have a Material Adverse Effect have (to the best of its Knowledge and belief) been started or threatened against it or other member of the Group, other than as disclosed in the Tax and Claims Register. Section 3.07 Compliance with Laws and Agreements. (a) To the extent applicable, each Loan Party is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (it being agreed that this Section does not apply to any law which is specifically addressed in Section 3.07(b), 3.08, 3.09, 3.10 or 3.14). No Default has occurred and is continuing. (b) The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Parent, its Subsidiaries and their respective

29 directors, officers, employees and agents (in their respective capacities as such) with Anticorruption Laws and applicable Sanctions, and the Parent, its Subsidiaries and their respective officers, directors and employees and to the Knowledge of the Parent their respective agents and third party representatives, are in compliance with Anticorruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in a Loan Party being designated as a Sanctioned Person. None of (a) the Parent, any Subsidiary nor any of their respective directors, officers or employees, or (b) to the Knowledge of the Parent, any agent or third party representative of the Parent or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anticorruption Laws or applicable Sanctions. Section 3.08 Investment Company Status. No Loan Party is required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. Section 3.09 Taxes. (a) The Parent is not (and none of its Subsidiaries are) materially overdue in the filing of any material Tax returns and is not (and no other member of the Group is) overdue in the payment of any amount in respect of Tax in an amount which would reasonably be expected to have a Material Adverse Effect. (b) No claims or investigations are being, or are reasonably likely to be, made or conducted against any Loan Party (or any other member of the Group) with respect to Taxes such that a liability of, or claim against, a Loan Party or any other member of the Group which would reasonably be expected to have a Material Adverse Effect is reasonably likely to arise, other than as disclosed in the Tax and Claims Register. (c) Altera Infrastructure GP L.L.C. is resident for Tax purposes only in the United Kingdom, unless as otherwise permitted by the Lenders (acting reasonably). Section 3.10 ERISA; Labor Matters. (a) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event or, with respect to a Foreign Plan, a termination, withdrawal or material noncompliance with applicable law or plan terms (other than, in any such case, such an event which has already been settled or resolved), has occurred or is reasonably expected by any Loan Party to occur, (ii) neither Loan Party nor any ERISA Affiliate has engaged in a transaction that is subject to Section 4069 or 4212(c) of ERISA, and (iii) on the Effective Date, the present value of all accumulated benefit obligations under each Plan that is subject to Title IV of ERISA (based on the assumptions used for purposes of Statement of Accounting Standards Topic No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of such Plan. (b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) there are no strikes, lockouts, slowdowns or any other labor disputes against any Loan Party or any of its respective Subsidiaries pending or, to the Knowledge of any Loan Party, threatened, (ii) the hours worked by and payments made to employees of any Loan Party and the Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938 or any other applicable federal, state, local or foreign law dealing with such matters and (iii) all payments due from any Loan Party or any of their respective Subsidiaries, or for which any claim may be made against any Loan Party or any of their respective Subsidiaries, on account of wages and employee health and welfare insurance and other

30 benefits, have been paid or accrued as a liability on the books of any Loan Party or such Subsidiary to the extent required by IFRS. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of their respective Subsidiaries is bound. Section 3.11 Disclosure. (a) In the case of any Loan Party only: any written factual information provided by any member of the Group for the purposes of this Agreement was, to the best of each Loan Party’s Knowledge and belief, true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated; and (b) In the case of any Loan Party, to the best of each Loan Party’s Knowledge and belief nothing has occurred or been omitted from the Information (as defined in Section 10.12 herein) and no information has been given or withheld that results in the information contained in the information provided being untrue or misleading in any material respect. Section 3.12 [Reserved], Section 3.13 Environmental Matters. Neither any Loan Party nor any of their respective Subsidiaries nor any of their respective facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Liability, or any Hazardous Materials activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Loan Party nor any of their respective Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to each Loan Party’s Knowledge and their respective Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials activities which could reasonably be expected to form the basis of an Environmental Liability against any Loan Party or any of their respective Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any of their respective Subsidiaries nor, to their knowledge, any predecessor of any Loan Party or any of their respective Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any facility, and none of the Loan Parties or any of their respective Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to any Loan Party or any of their respective Subsidiaries relating to any Environmental Law, any release of Hazardous Materials, or any Hazardous Materials activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect. Section 3.14 Federal Reserve Regulations. Neither any Loan Party nor any of their respective Subsidiaries are principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Revolving Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner or for any purpose that would entail a violation of Regulations T, U or X of the Board of Governors.

31 Section 3.15 Solvency. (a) (i) The fair value of the assets of (x) the Borrower and its consolidated Subsidiaries and (y) the Parent and its consolidated Subsidiaries, in each case, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of (x) the Borrower and its consolidated Subsidiaries and (y) the Parent and its consolidated Subsidiaries, in each case, (determined on the basis of such property being liquidated with reasonable promptness in an arm’s-length transaction) will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) (x) the Borrower and its consolidated Subsidiaries and (y) the Parent and its consolidated Subsidiaries, in each case, will be able to pay their debts and liabilities, subordinated, contingent or otherwise (it being understood and agreed that for purposes of this Section, contingent liabilities mean the maximum amount of liability that could reasonably be likely to result from pending litigation, asserted claims and assessments, guaranties, indemnification obligations, adjustment of purchase price or other post-closing payment adjustments (including earn-outs and other similar arrangements) and uninsured risks of the Parent and its Subsidiaries), as such debts and liabilities become absolute and matured; and (d) (x) the Borrower and its consolidated Subsidiaries and (y) the Parent and its consolidated Subsidiaries, in each case, will not have unreasonably small capital with which to conduct the businesses in which they are engaged. Section 3.16 Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, which, if not obtained, could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event or claim could not be reasonably be expected to have a Material Adverse Effect. Section 3.17 Use of Proceeds. The proceeds of the Revolving Loans will be used solely by the Borrower to (i) provide working capital and liquidity and/or credit support to or for the account of the Borrower, the Parent and its Subsidiaries to support the funding or maintenance of the Borrower, the Parent and/or its Subsidiaries existing Indebtedness and other related obligations (such maintenance efforts shall include, without limitation, the Parent’s and/or its Subsidiaries’ compliance with any applicable financial covenant) and (ii) pay fees (including the fees payable by Borrower under Section 2.10) and expenses incurred in connection with the foregoing. Section 3.18 Collateral Matters. The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Lenders, a valid and enforceable under the laws of the state of New York (subject to enforceability that may be limited by Debtor Relief Laws or general principles of equity) security interest in the Collateral and (i) in the case of Pledged Collateral, when certificates or promissory notes, as applicable, representing such Pledged Collateral and required to be delivered under the applicable Collateral Documents are delivered to the Collateral Agent and (ii) in the case of other Collateral, when financing statements in appropriate form are filed in the applicable filing offices or other actions taken in accordance with the applicable Collateral Documents, the security interest created under the Collateral Agreement will constitute a perfected security interest in all right, title and interest of the Loan Parties in the Collateral to the extent perfection of a security interest in such Collateral can be obtained pursuant to such actions, prior and superior over all other security interests in such Collateral except in the case of Permitted Liens.

32 ARTICLE IV CONDITIONS Section 4.01 Effective Date. The obligations of the Lenders to make Revolving Loans hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived by the Lenders in their sole discretion in accordance with Section 10.02) after giving effect to the initial borrowing: (a) The Administrative Agent shall have received from (i) the Borrower and Parent a counterpart (either originally executed or a PDF) of this Agreement, the Collateral Agreement and the Intercreditor Agreement and (ii) the Parent and each other Guarantor a counterpart (either originally executed or a PDF) of the Guarantee Agreement and the Intercreditor Agreement , in each case, or such other written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of such Loan Document. (b) The Administrative Agent and the Lenders shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, by the applicable Governmental Authority, (ii) signature and, to the extent such concept exists, incumbency certificates of the Responsible Officers, directors, authorized signatories or attorneys-in-fact of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the applicable Board and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary, director, authorized signatory, attorney-in-fact or a Responsible Officer as being in full force and effect without modification or amendment, in the form of Exhibit E (other than as adapted to reflect the requirements of the local laws of each Guarantor). (c) The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the Effective Date (or to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date). (d) The Administrative Agent and the Lenders shall have received a certificate, dated the Effective Date and signed by the president of the Borrower, confirming compliance with the conditions set forth in clauses (c) and (i) of this Section 4.01, in the form of Exhibit F. (e) The Administrative Agent and the Lenders shall have received a certificate, dated the Effective Date and signed by the chief financial officer of Altera Infrastructure Group Ltd., as to (x) the solvency of the Parent and its Subsidiaries and (y) to the solvency of the Borrower and its Subsidiaries, in each case, on a consolidated basis after giving effect to the Transactions, in the form of Exhibit D. (f) On or prior to the Effective Date, each Loan Party shall have obtained all governmental Authorizations and all consents of other Persons in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Lenders. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

33 (g) Since December 31, 2020, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. (h) On the Effective Date, the Administrative Agent and the Lenders shall have received evidence that the Borrower and the Parent have appointed an agent in New York City for the purpose of service of process in New York City and such agent shall agree in writing to give the Administrative Agent notice of any resignation of such service agent or other termination of the agency relationship. (i) As of the Effective Date, no event shall have occurred and be continuing or would result from the consummation of this Agreement that would constitute an Event of Default or a Default. (j) Subject to Section 5.17, the Loan Parties shall have delivered to the Collateral Agent and the Lenders fully executed copies of the Collateral Documents and shall have used commercially reasonable efforts to take on or prior to the Effective Date the relevant perfection steps contemplated thereunder. (k) The Administrative Agent and the Lenders shall have received written opinions of each of Kirkland & Ellis LLP and local counsel for each of the Loan Parties (A) dated as of the Effective Date, (B) addressed to the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Lenders. (l) The Administrative Agent and the Collateral Agent shall have received all fees payable thereto and the Lenders shall have received all fees payable to any Lender on or prior to the Effective Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Effective Date, including, to the extent invoiced at least one (1) Business Day prior to the Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Covington & Burling LLP, as counsel to the Agents, and Paul, Weiss, Rifkind, Wharton & Garrison, LLP, as counsel to the Lenders) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document. (m) The Borrower, the Parent and the PIK Notes Trustee shall have entered into an amendment to the PIK Notes Indenture, which amendment shall be in form and substance acceptable to the Lenders, providing for the Borrower’s and the Parent’s entry into this Agreement and the Collateral Documents and the incurrence of the Revolving Loans hereunder having the priority set forth in the Intercreditor Agreement (it being agreed and understood that such documents submitted to the DTC on or about December 31, 2021 are in form and substance acceptable to the Lenders). (n) The Borrower and the Parent shall have entered into the Fee Letter. (o) Each of the Loan Parties shall have entered into an intercompany subordination agreement (the “Intercompany Subordination Agreement”) in form and substance acceptable to the Lenders providing for the subordination of the claims of each such Person to the Obligations and all obligations under the 2021 11.50% Senior Secured PIK Notes. (p) The Borrower shall have paid the invoice dated on or about the date hereof of Ducera Partners LLC, financial advisor to Brookfield (“Ducera”) in the amount previously agreed between the Company and the Required Lenders. (q) The Company shall have entered into an engagement letter with Ducera, in form and substance reasonably satisfactory to Ducera, the Company and the Required Lenders.

34 Section 4.02 Each Credit Event. The obligations of the Lenders to make Revolving Loans on the occasion of any borrowing after the Effective Date shall be conditioned on the satisfaction (or waiver by the Lenders in their sole discretion in accordance with Section 10.02) of the following conditions: (a) The Administrative Agent shall have received a Borrowing Request. (b) The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) (or to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date). (c) Immediately before and after giving effect to the borrowing of Revolving Loans, no event shall have occurred and be continuing or would result therefrom that would constitute an Event of Default or a Default. (d) After giving effect to the borrowing of Revolving Loans and the use of proceeds thereof, the Consolidated Cash Balance of the Cash Group Members shall not be in excess of $50,000,000. (e) The amount of such borrowing shall not exceed the amount of the Company’s projected borrowings over the immediately succeeding two-week period under this Agreement as provided for in the Company’s most recently delivered Weekly Liquidity Forecast. ARTICLE V AFFIRMATIVE COVENANTS Until the Commitments shall have expired or been terminated, the principal of and interest on each Revolving Loan and all fees payable hereunder shall have been paid in full, from and after the Effective Date, the Borrower (and, solely to the extent applicable to it, the Parent) covenants and agrees with the Lenders that: Section 5.01 Financial Statements and Other Information. Borrower will furnish (or will procure that the Parent will furnish) to the Administrative Agent for further distribution to the Lenders: (a) as soon as available and in any event on or before the date on which such financial statements are required to be furnished or filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 120 days after the end of each fiscal year), beginning with the financial statements for the fiscal year ending December 31, 2021, the audited consolidated balance sheets of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, setting forth, commencing with the fiscal year ending December 31, 2021, comparative consolidated figures for the preceding fiscal years (or applicable preceding four-quarter periods, in the event of any change in the Parent’s financial reporting convention that results in a different fiscal year end), all in reasonable detail and prepared in accordance with IFRS, and certified by independent certified public accountants of recognized national standing, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Parent and its consolidated Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards. Notwithstanding the foregoing, the obligations in this Section 5.01(a) may be satisfied with respect to financial information of the Parent and its Consolidated Subsidiaries by furnishing the Parent’s, as applicable, Form 10-K or Form 20-F filed with the SEC; provided that to the extent such information is in lieu of information required to be provided

35 under the first sentence of this Section 5.01(a), such materials are accompanied by an auditor’s certificate of an independent registered public accounting firm of recognized national standing. (b) as soon as available and in any event on or before the date on which such financial statements are required to be furnished or filed with the SEC with respect to each of the first three quarterly accounting periods in each fiscal year of the Parent (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 60 days after the end of each such quarterly accounting period), beginning with the financial statements for the fiscal quarter ending December 31, 2021, the consolidated balance sheets of the Parent and the Subsidiaries as at the end of such quarterly period and the related consolidated statements of operations, shareholders’ equity and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by a Responsible Officer of the Parent as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows, of the Parent and its consolidated Subsidiaries in accordance with IFRS, subject to changes resulting from audit and normal year-end audit adjustments and the optional absence of footnotes. Notwithstanding the foregoing, the obligations in this Section 5.01(b) may be satisfied with respect to financial information of the Parent and its consolidated Subsidiaries by furnishing the Parent’s, as applicable, Form 10 Q or Form 6-K filed with the SEC. (c) Except as provided pursuant to Sections 5.01(a) and (b), all Company SEC Documents and other requirements with respect to the requirements set forth in Section 3,04 herein. (d) As soon as available, and in any event within five (5) Business Days after the first day of each fiscal quarter of the Parent after the Effective Date, the Parent shall deliver a duly executed and completed Compliance Certificate executed by a Responsible Officer of the Parent that shall certify, in the good faith judgment of the Parent, the Parent’s and its Subsidiaries’ compliance with its existing Financial Indebtedness under credit facilities and related obligations; (e) As soon as available, and (i) in any event at the same time as posting to the Board of the Parent, the Parent shall deliver a five-year quarterly forecast in a form reasonably acceptable to the Lenders for the Parent and its Subsidiaries and (ii) on a weekly basis, (A) a rolling short-term liquidity forecast in a form consistent with the short-term liquidity forecast being provided to the Lenders (or Affiliates thereof) prior to the Effective Date and reasonably acceptable to the Lenders (the “Weekly Liquidity Forecast”), (B) a rolling forecast of projected disbursements over the succeeding 4 weeks that describes the amount and timing of disbursements of the Parent and its Subsidiaries on an aggregate and line item basis and is in form and substance reasonably acceptable to the Lenders (the “Weekly Disbursement Forecast”), and (C) a variance report setting forth, in reasonable detail, any differences between (x) the amount of actual disbursements in the preceding two weeks and (y) the corresponding amount projected disbursements for such time periods set forth in the prior Weekly Disbursement Forecasts, in form and substance reasonably acceptable to the Lenders; (f) Promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party or any of their respective Subsidiaries, or compliance with the terms of any Loan Document, as the Lenders may reasonably request; and (g) The Company shall hold a weekly update meeting in the form of a telephonic conference call with the Required Lenders and/or their legal counsel and financial advisor to discuss the financial and operational performance of the Company, the Company’s liquidity, and such other related matters as may be reasonably requested. Such telephonic conference calls shall upon the prior request of the Required Lenders (or an advisor to the Required Lenders) include the advisors of the Company.

36 Information required to be delivered pursuant to clause (a), (b) or (c) of this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual, quarterly, monthly or other interim reports containing such information, shall be available on the website of the Parent and/or its Subsidiaries. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Section 5.02 Notification of Default. (a) Each Loan Party shall notify the Administrative Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. (b) Promptly upon a request by the Administrative Agent (at the direction of the Required Lenders) (where the Administrative Agent has reasonable grounds for belief that a Default may have occurred), the Parent shall supply to the Administrative Agent a certificate signed by its general partner on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). Section 5.03 [Reserved]. Section 5.04 [Reserved]. Section 5.05 Authorization. Each Loan Party shall promptly: (a) obtain, comply with and do all that is necessary to maintain its existence in full force and effect; and (b) supply certified copies to the Administrative Agent of any Authorization required under any law or regulation of its jurisdiction of incorporation to: (i) enable it to perform its obligations under the Loan Documents where failure to do so would reasonably be expected to have a Material Adverse Effect (which shall include, for the avoidance of doubt, maintaining material insurance coverage planned to be maintained by the Parent and its Subsidiaries in the immediately succeeding fiscal year); and (ii) ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Loan Document. Section 5.06 Taxation. the Parent shall (and the Parent shall procure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that (a) the failure to do so would not reasonably be expected to have a Material Adverse Effect or (b) (i) such payment is being contested in good faith; (ii) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Administrative Agent under Sections 5.01(a), (b), (c), (d) or (e); and (iii) such payment can be lawfully withheld and failure to pay those Taxes does not have and is not reasonably likely to have a Material Adverse Effect. Section 5.07 Environmental Reports and Audits. As soon as practicable (but, in any event, within three (3) days) following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any facility or which relate to any environmental liabilities of any Loan Party or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Section 5.08 [Reserved]. Section 5.09 Financial Advisor. The Borrower agrees to pay all reasonable and documented fees, charges and disbursements of a financial advisor retained by the Lenders at any time that any Revolving Loans or the Facility remain outstanding pursuant to and in accordance with the terms of the engagement letter to be entered into pursuant to Section 5.17.

37 Section 5.10 Compliance with Laws. Each Loan Party shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Loan Documents. Section 5.11 Use of Proceeds. The Borrower will use the proceeds of the Revolving Loans only for the purposes set forth in Section 3.17. The Borrower will not request any Revolving Loan, and the Borrower shall not use, and shall procure that the Parent and its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Revolving Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anticorruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Section 5.12 Books, Records and Inspections. Each Loan Party will, and will cause each of its Subsidiaries to, (a) keep adequate books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent (at the direction of the Required Lenders) (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by Administrative Agent) to visit and inspect any of the properties of each Loan Party and any of their respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants, all upon reasonable notice and at such reasonable times during normal business hours (so long as no Default or Event of Default has occurred and is continuing) and as often as may reasonably be requested and by this provision each Loan Party authorizes such accountants to discuss with Administrative Agent and such representatives the affairs, finances and accounts of each Loan Party and their respective Subsidiaries. Section 5.13 Lender Conference Calls. Borrower (or the Parent on behalf of the Borrower) will hold and participate in a monthly conference call for the Lenders to discuss its results of operations and financial condition in respect of the Borrower’s last completed calendar month. Prior to each conference call, at the request of the Borrower (or the Parent), the Lenders shall notify the Borrower and the Parent of the time and date of such conference call. Section 5.14 Further Assurances. At any time or from time to time upon the request of the Administrative Agent, each Loan Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent (at the direction of the Required Lenders) may reasonably request in order to effect fully the purposes of the Loan Documents. Section 5.15 Operation in the Ordinary Course of Business. Each Loan Party shall at all times during the term of this Agreement act within the ordinary course of its business consistent with past practices and within its board of directors (or in the case of the Parent, the board of directors of its general partner) approved budget or forecasts. Section 5.16 Covenant to Guarantee Obligations and Give Security. (a) Subject to the Agreed Security Principles in all respects and subject to this Section 5.16, with respect to any personal property having an aggregate fair market value (as determined by the Company in good faith) in excess of thresholds set forth in the Agreed Security Principles that is acquired or created after the Effective Date by any Loan Party, or that otherwise ceases to constitute Excluded Property, which property is not Excluded Property but is not then subject to the Liens created by the Collateral Documents,

38 then (i) in the case of any such Collateral that is governed by the terms of the Collateral Agreement, take such steps and actions as required by the Collateral Agreement and (ii) in all other cases, to the extent requested by the Administrative Agent (at the direction of the Required Lenders), each Loan Party shall promptly (i) execute and deliver to the Collateral Agent such amendments or supplements to the relevant Collateral Documents or such other documents as the Administrative Agent (at the direction of the Required Lenders) shall deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Collateral Document in accordance with all applicable Laws, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent (at the direction of the Required Lenders). Subject to the Agreed Security Principles, the Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent (at the direction of the Required Lenders) shall reasonably require to confirm the validity, perfection and priority of the Lien of the Collateral Documents against such after-acquired properties. (b) With respect to any person that becomes a wholly-owned Subsidiary (other than an Excluded Subsidiary) of any Loan Party after the Effective Date, or any Subsidiary that ceases to constitute an Excluded Subsidiary after the Effective Date, such Loan Party shall cause such Subsidiary to take the following actions to the extent requested by the Administrative Agent (at the direction of the Required Lenders), subject to the Agreed Security Principles, (i) execute a joinder agreement to the Guarantee Agreement, subject to any local Law qualifications or modifications deemed reasonably necessary by legal counsel in the applicable local jurisdiction, and (ii) subject to the Agreed Security Principles, take all actions necessary or reasonably advisable in the opinion of the Administrative Agent (at the direction of the Required Lenders) to cause the Lien created by the Collateral Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent (at the direction of the Required Lenders). (c) Subject to the Agreed Security Principles, promptly, upon the reasonable request of the Administrative Agent or any Lender, at the Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Collateral Documents or otherwise deemed by the Administrative Agent (at the direction of the Required Lenders) necessary or reasonably advisable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted herein or by the applicable Collateral Document (including, but not limited to, financing statements, continuation statements and extension agreements), or obtain any consents or waivers as may be necessary or appropriate in connection therewith; deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent (at the direction of the Required Lenders) shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Collateral Documents; and correct any material defect or error that may be discovered in any Collateral Document or in the execution, acknowledgement, filing or recordation thereof. Upon and following the occurrence of an Enforcement Event (as such term is defined in the Agreed Security Principles), upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may require. (d) Notwithstanding anything to the contrary, the Loan Parties shall not be required to take any actions with respect to the creation or perfection of security interests with respect to any entities organized

39 under the laws of or assets located in any jurisdiction other than the United States or any Covered Jurisdiction (as defined in the Agreed Security Principles). Section 5.17 Certain Post-Closing Collateral Obligations. Other than with respect to the granting and perfection of the security interests in Collateral by the Company and Parent with respect to which a Lien may be perfected by the filing of a financing statement under the UCC, the creation and/or perfection of a security interest in Collateral (including the provision of customary control agreements (to the extent required by the Collateral Documents) shall not constitute a condition precedent to the effectiveness of this Agreement on the Effective Date, but instead may be accomplished within thirty (30) days after the Effective Date pursuant to arrangements consistent with the Agreed Security Principles to be mutually agreed upon prior to the Effective Date (as such time frame may be extended by the Administrative Agent (at the direction of the Required Lenders) or the Required Lenders in their sole discretion (which extension may be via email)) and set forth on Schedule 5.17. Notwithstanding the foregoing sentence, the parties acknowledge that the Revolving Loans and the Facility are extended in express reliance on the further perfection of the Liens as contemplated by Schedule 5.17. In addition, (a) within 10 days after the Effective Date, the Post-Effective Date Guarantors shall become Guarantors under the Secured Documents and enter into the Collateral Agreement; provided that for the avoidance of doubt, the Company may modify Schedule 1.03 within such 10 day period as may be agreed by the Lenders (which such modification may be via email) and only the Post-Effective Date Guarantors set forth on Schedule 1.03 at the end of such 10 day period shall be required to become Guarantors, and (b) within 30 days after the Effective Date, the Company shall provide signature pages to the Intercompany Subordination Agreement for any non-Loan Party Subsidiaries party thereto. ARTICLE VI NEGATIVE COVENANTS Until the Commitments shall have expired or been terminated, the principal of and interest on each Revolving Loan and all fees payable hereunder shall have been paid in full, from and after the Effective Date, the Borrower (and, solely to the extent applicable to it, the Parent), covenants and agrees with the Lenders that; Section 6.01 Indebtedness. The Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Financial Indebtedness or issue any Disqualified Stock, except: (a) Financial Indebtedness (i) created under the Loan Documents and (ii) any Refinancing Indebtedness Events in respect thereof; (b) Financial Indebtedness (i) existing on the date hereof; provided that (A) any incremental draws under its existing Financial Indebtedness on or after the Effective Date shall not be permitted without the prior consent of each Lender (other than for Financial Indebtedness incurred in the ordinary course of business and consistent with past practice for capital expenditures and working capital purposes), and (ii) any Refinancing Indebtedness Event in respect thereof; (c) Guarantees incurred in compliance with Section 6.04; (d) Financial Indebtedness in the form of Swap Agreements permitted under Section 6.07; (e) Financial Indebtedness in an amount not to exceed $1,000,000; and

40 (f) Financial Indebtedness between or among the Parent and any of its Subsidiaries. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all Financial Indebtedness between or among the Parent and any of its Subsidiaries (other than Financial Indebtedness solely between Subsidiaries that are not the Borrower or Guarantors) shall at all times (other than as agreed by the Required Lenders) be subject to the Intercompany Subordination Agreement. Section 6.02 Liens. The Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (“Permitted Liens”): (a) Liens created under the Loan Documents; (b) Liens securing Financial Indebtedness permitted by Section 6.01(b) and any obligations relating thereto not constituting Financial Indebtedness; (c) any Liens created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up in consultation between the Netherlands Bankers' Association (Nederlandse Vereniging van Banken) and the consumers' organisation (Consumentenbond); (d) Liens securing Financial Indebtedness in an amount not to exceed $1,000,000; and (e) other Liens constituting Permitted Liens (as such term is defined in the PIK Notes Indenture). Section 6.03 Merger; Change of Business. (a) The Parent and its Subsidiaries shall not enter into any amalgamation, demerger, merger or corporate reconstruction. The preceding sentence does not prohibit any amalgamation, demerger, merger or corporate reconstruction (i) of or among any members of the Group that are not party to this Agreement, (ii) of or among any Subsidiaries of the Parent, (iii) between any member of the Group that is not party to this Agreement ; provided that the Borrower (or, other than an amalgamation, demerger, merger or corporate reconstruction with the Borrower, the Parent) shall be the surviving entity of such amalgamation, demerger, merger or corporate reconstruction, or (iv) between any Subsidiary (except the Borrower) with the Borrower or the Parent; provided that, in all cases, the Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Administrative Agent (at the direction of the Required Lenders) (or, in an amalgamation, demerger, merger or corporate reconstruction with the Parent (but not the Borrower), the Parent shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Parent pursuant to documents reasonably acceptable to the Administrative Agent (at the direction of the Required Lenders)). Notwithstanding anything contained in Section 6.03(a), the Parent shall be permitted to convert from a Marshall Islands limited partnership to either a Marshall Islands (x) limited liability company or (y) corporation. (b) The Borrower and the Parent shall procure that no substantial change is made to the general nature of the business of the Parent or its Subsidiaries (taken as a whole) from that carried on at the date of this Agreement. Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Parent will not, and will not permit any of its Subsidiaries to, purchase, hold, acquire (including pursuant to any merger or

41 consolidation), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, except: (a) Investments existing on the date hereof; (b) [Reserved;] (c) (i) to the extent constituting Investments, loans and advances in cash between the Parent and any of its Subsidiaries pursuant to ordinary cash management practices and consistent with the historical practice of the Parent and its Subsidiaries and (ii) any Investments by a Loan Party in another Loan Party; (d) Investments in the form of Swap Agreements permitted under Section 6.07; (e) Investments in cash by the Parent and any of its Subsidiaries in TK-Ocyan Libra Oil Services Ltd or TK-TKP Oil Services Ltd in the ordinary course of business not to exceed 120% of the amounts set forth in Schedule 6.04(e); and (f) Investments in an amount not to exceed $1,000,000. Section 6.05 Dispositions. The Parent will not, and will not permit any of its Subsidiaries to, make any Disposition or enter into any agreement to make any Disposition, or to sell any Equity Interests to any Person, except: (a) Dispositions of obsolete or worn out property (including (i) allowing any registration or application for registration of any intellectual property that is no longer used or useful, or economically practicable to maintain, to lapse, go abandoned, or be invalidated or (ii) disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue or otherwise allowing to lapse, expire, terminate or put into the public domain any of its intellectual property if the Borrower determines in its reasonable judgment that such discontinuance is desirable in the conduct of its business and does not materially interfere with the business of the Parent and its Subsidiaries, taken as a whole), whether now owned or hereafter acquired, in the ordinary course of the Parent’s or the Borrower’s business; (b) Dispositions of inventory and other assets in the ordinary course consistent with past practice; (c) Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the net proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (d) subject to Section 2.05, Disposition of the vessel known as the “Varg” for fair market value (as reasonably determined in good faith by the Company) and 100% cash consideration (after giving effect to customary purchase price adjustments, holdback amounts, earnouts, indemnitees and similar items); and (e) Dispositions permitted by Section 6.03. provided, however, that any Disposition pursuant to Section 6.05(a) through Section 6.05(e) shall be for fair market value (as reasonably determined by the Parent or the applicable Subsidiary).

42 Section 6.06 Change in Nature of Business. The Parent will not, and will not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business conducted by the Parent and its Subsidiaries on the Effective Date or any business substantially related or incidental thereto. Section 6.07 Swap Agreements. The Parent will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, other than Swap Agreements to hedge or mitigate risks to which the Parent or a Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes. For the avoidance of doubt, the Parent will not, and will not permit any of its Subsidiaries to consensually unwind or otherwise consensually terminate or settle any Swap Agreement prior to its scheduled termination or settlement dates. Section 6.08 Restricted Payments; Certain Payment of Indebtedness. (a) Borrower will not, and will not permit any of its Subsidiaries (other than any wholly-owned Subsidiary) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that: (i) any Subsidiary of the Borrower may declare and pay dividends or make other distributions with respect to its Equity Interests, and make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests (or, if not ratably, on a basis more favorable to the Parent and the Subsidiaries); (ii) Borrower may make Restricted Payments to the Parent in an amount sufficient to permit the Parent to pay regularly scheduled cash interest payments due on the Senior Notes and settlement and other payment obligations in respect of Swap Agreements in effect on the date hereof; and (iii) Borrower may make (y) Restricted Payments to the Parent, the proceeds of which shall be used by the Parent to pay (A) the Parent’s operating costs and expenses incurred in the ordinary course of business, other overhead costs and expenses and fees (including administrative, legal, accounting and similar expenses provided by third parties as well as trustee, directors and general partner fees) which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Borrower and its Subsidiaries (including any reasonable and customary indemnification claims made by directors or officers of the Parent attributable to the direct or indirect ownership or operations of the Borrower and its Subsidiaries); (B) franchise and excise taxes, and other fees, taxes (including franchise taxes) and expenses, in each case, required to maintain the Parent’s existence or to pay taxes attributable to the direct or indirect ownership or operations of the Borrower and its Subsidiaries and (C) customary salary, compensation, bonus and other benefits payable to officers, employees, consultants and other service providers of the Parent to the extent such salaries, compensation, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Subsidiaries and (z) other Permitted Payments to Parent (as such term is defined in the PIK Notes Indenture). (b) The Parent will not, and will not permit any of its Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Specified Indebtedness without the express prior consent of the Administrative Agent (at the direction of the Required Lenders), except payments of regularly scheduled

43 interest and principal payments and mandatory prepayments as and when due in respect of any Specified Indebtedness, other than payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof. (c) The Parent will not, and will not permit any of its Subsidiaries to amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any documentation governing Specified Indebtedness. Section 6.09 Settlement of Claims. The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, make payment on account of the settlement of any Claims related to any actual or threatened litigation, arbitration or administrative proceedings, in each case before any court, arbitral body or agency other than with respect to any Claims asserted by COSCO to the extent within the authorization approved by the Board of Parent on or prior to the Effective Date in an amount not to exceed $6,000,000; provided that the settlement of any Claims asserted by COSCO shall only be permitted if (a) on the date of such payment, after giving pro forma effect to such payment, the Company’s Consolidated Cash Balance plus undrawn committed revolving credit lines available to any Cash Group Member shall be no less than $30,000,000, and (b) if such payment is made on or before March 31, 2022, after giving pro forma effect to such payment, the Company’s Consolidated Cash Balance plus undrawn committed revolving credit lines available to any Cash Group Member shall be projected in good faith by the Company to be no less than $25,000,000 on March 31, 2022. Section 6.10 Restrictive Agreements. The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Parent or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure, or provide any Guarantee in respect of, the Obligations or (b) the ability of any of its Subsidiaries to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to Borrower or the Parent; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the Effective Date identified in writing to the Administrative Agent (but shall apply to any amendment or modification unless not materially expanding the scope of any such restrictions or conditions (as determined by the Borrower in good faith)), (C) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, and (D) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary. Section 6.11 Amendment of Organizational Documents. The Parent will not, or will permit any of its Subsidiaries to, amend, modify or waive any of its rights under its certificate of incorporation, by- laws or other organizational documents (other than to the extent necessary, in the case of the Parent, to effect a conversion to a corporation or limited liability company), in either case, to the extent such amendment, modification or waiver would be adverse in any material respect to the rights or interests of the Lenders hereunder or under any other Loan Document. ARTICLE VII EVENTS OF DEFAULT If any of the following events (“Events of Default”) shall occur:

44 (a) the Borrower or the Parent shall fail to pay any principal of any Revolving Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) the Borrower or the Parent shall fail to pay any interest on any Revolving Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 3 Business Days (or such longer period as the Lenders may agree in their sole discretion); (c) any representation, warranty or certification made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made; (d) a Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.05(a) (with respect to the existence of a Loan Party), 5.11, 5.15, 5.17 or in Article VI; (e) a Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (which shall include, for the avoidance of doubt, the Transactions (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) the relevant Loan Party’s Knowledge of such breach or (ii) notice thereof from the Administrative Agent (at the direction of the Required Lenders); (f) a Loan Party or any of their respective Subsidiaries shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness (other than the Obligations), when and as the same shall become due and payable (after giving effect to any applicable grace period); provided, that it shall be an Event of Default under this clause (f) hereof if any Loan Party or any such Subsidiary shall have breached any of its liquidity requirements under its existing credit facilities; (g) any event or condition shall occur that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf or, in the case of any Swap Agreement, the applicable counterparty, to cause any Material Indebtedness to become due, or to terminate or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) any secured Financial Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Financial Indebtedness or (ii) obligations under any Swap Agreement that becomes due as a result of a “Termination Event” as defined in clause (h), (ii) or (iii) Section 5(b) of the ISDA 2002 Master Agreement; (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any of their respective Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Subsidiary for

45 a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (i) any Loan Party or any of their respective Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by Section 6.03(a)(iv)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of their respective Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of any Loan Party or any of their respective Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or clause (j) of this Article; (j) any Loan Party or any of their respective Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against any Loan Party or any of their respective Subsidiaries, or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any of their respective Subsidiaries to enforce any such judgment; (l) one or more ERISA Events or, with respect to a Foreign Plan, a termination, withdrawal or noncompliance with applicable law or plan terms (other than, in any such case, such an event which has already been settled or resolved), shall have occurred that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (m) this Agreement, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect with respect to any Loan Party or shall be asserted in writing by any Loan Party not to be in effect or not to be legal, valid and binding obligations; or any Loan Party or any other Person contests in any manner the validity or enforceability of this Agreement; (n) except as permitted by this Agreement or the relevant security documents, any Collateral Document ceases for any reason to be fully enforceable in any material respect; provided, that it will not be an Event of Default under this clause if such condition results from the action or inaction of the Administrative Agent, the Collateral Agent or any other third party which is not an affiliate of the Company; (o) except as permitted by this Agreement or the relevant Collateral Documents, any Lien securing Senior Lien Obligations (as defined in the Intercreditor Agreement) for the benefit of the Lenders purported to be granted under any security document on Collateral, individually or in the aggregate, having a fair market value (as determined by the Company in good faith) in excess of $5,000,000 ceases to be an enforceable and perfected first-priority Lien in any material respect, subject to Permitted Liens, and such condition continues for 30 days after written notice by the Administrative Agent or the Collateral Agent (in each case, at the direction of the Required Lenders) of failure to comply with such requirement; provided, that it will not be an Event of Default under this clause if such condition results from the action

46 or inaction of the Administrative Agent, the Collateral Agent or any other third party which is not an affiliate of the Company; or (p) if there is a Change of Control, then, and in every such event (other than an event with respect to a Loan Party described in clause (h) or (i) of this Article), and solely in the express determination of the Lenders at any time thereafter during the continuance of such event, the Lenders may, by notice to the Borrower and the Parent, take one or more of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) subject to the provisions of any Intercreditor Agreement, direct the Collateral Agent to exercise the rights and remedies under the Loan Documents (or at law or pursuant to the UCC) and (iii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of Borrower hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to any Loan Party described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Revolving Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower to the extent permitted by applicable law. The Lenders shall apply the proceeds of any collection of money or property pursuant to this Article VII as follows: FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.03) payable to the Administrative Agent and/or Collateral Agent in such Person’s capacity as such; SECOND, to the payment of all reasonable and documented costs and expenses incurred by the Lenders in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the Lenders hereunder or under any other Loan Document on behalf of the Borrower and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document and all reasonable and documented fees payable to the Lenders pursuant to any Loan Document; THIRD, to payment of that portion of the Obligations constituting reasonable and documented fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including reasonable and documented attorneys’ fees and disbursements and amounts payable under Sections 2.13 and 2.15 hereunder); FOURTH, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Loans to the Lenders payable to it; FIFTH, to payment of all other Obligations then owing to the Lenders; and

47 SIXTH, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct. The Lenders shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. ARTICLE VIII THE ADMINISTRATIVE AGENT On and after the Effective Date, each Lender hereby irrevocably designates and appoints U.S. Bank National Association as the Administrative Agent and the Collateral Agent of such Lender under this Agreement and the other Loan Documents and irrevocably authorizes U.S. Bank National Association in its capacities as the Administrative Agent and the Collateral Agent, to take such actions and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each Person serving as an Agent hereunder may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders. The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents, and the Agents’ duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to an Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Agents shall not have any duty to take, or omit to take, any discretionary action or to exercise any discretionary power, except discretionary rights and powers as such Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents, or pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders); provided that the Agents shall not be required to take any action that, (i) in such Agent’s opinion, could expose such Agent to liability or be contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law, or (ii) unless, upon demand, such Agent receives indemnification satisfactory to it from the Lenders against all liabilities, losses, costs or expenses that may be imposed on, incurred by or asserted against such Agent or any Related Party thereof, and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any Subsidiary or any other Affiliate thereof that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity. The Agents shall not be liable for any action taken or not taken by it, or in the absence of its own bad faith, gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to such Agent by Borrower, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness

48 of any Loan Document or any other agreement, instrument or document, (v) [reserved] or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to such Agent. The Agents shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, judgment, order, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Agents also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to such Agent orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Revolving Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agents may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Revolving Loan. The Agents may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by such Agent, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Neither the Administrative Agent nor the Collateral Agent shall have any liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts. The Administrative Agent and Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate (other than with respect to actions expressly permitted hereunder) or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, as applicable, as to any matter that, pursuant to Section 10.02, can only be effectuated with the consent of all applicable Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. The permissive rights of the Administrative Agent and the Collateral Agent to do things enumerated in this Agreement shall not be construed as a duty and, with respect to such permissive rights, neither the Administrative Agent nor the Collateral Agent shall be answerable for other than its gross negligence or willful misconduct. Nothing in this Agreement shall require the Administrative Agent or the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. Neither the Administrative Agent nor the Collateral Agent shall have any obligation to give, execute, deliver, file, record, authorize or obtain any financing or continuation statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the such Agent pursuant to the Collateral Documents, or (ii) enable such Agent to exercise and enforce its rights under the Collateral Documents with respect to such pledge and security interest. No Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental

49 actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility. Each of the Administrative Agent and Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more subagents appointed by the Administrative Agent or the Collateral Agent. The Administrative Agent, the Collateral Agent and any such subagent may perform any and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent or the Collateral Agent, as applicable. Neither the Administrative Agent nor Collateral Agent shall not be responsible for the bad faith, negligence or misconduct of any other agent or any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent or Collateral Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agents. Each Lender acknowledges that it has, independently and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Any Lender, by delivering its signature page to this Agreement and funding its Revolving Loans, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, such Lender. The Lenders agree to indemnify the Administrative Agent, the Collateral Agent and their respective Related Parties ratably according to their pro rata share of the Commitments and Revolving Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent, the Collateral Agent or such Related Parties in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent, the Collateral Agent or such Related Parties under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower; provided, however, that no Lender shall be liable to the Administrative Agent, the Collateral Agent or any of their respective Related Parties for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent’s, the Collateral Agent’s or such Related Parties’ bad faith, gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Administrative Agent, the Collateral Agent or any such Related Parties for any purpose shall, in the reasonable opinion of the Administrative Agent or the Collateral Agent be insufficient or become impaired, the Administrative Agent or the Collateral Agent, as applicable, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this paragraph shall survive the payment of all Obligations.

50 Each of the Administrative Agent and the Collateral Agent may resign at any time upon not less than ten (10) days’ written notice to the Lenders. Lenders holding a majority of the aggregate outstanding Commitments shall be permitted to remove the Administrative Agent or the Collateral Agent, as applicable, on no less than ten (10) Business Days’ notice. Upon such resignation or removal, such Lenders shall be permitted in their sole discretion (but in consultation with the Company) to appoint a new Administrative Agent or Collateral Agent, as applicable. Until a successor Administrative Agent or Collateral Agent, as applicable, has been appointed, the Lenders holding a majority of the aggregate outstanding Commitments shall act as Administrative Agent or Collateral Agent, as applicable. Any organization or entity into which any Agent may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of such Agent, shall be the successor of such Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Loan Parties hereby acknowledge that (a) the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks, SyndTrack Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities if the Borrower had publicly traded securities) (each, a “Public Lender”). Each Loan Party hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to such Loan Party that it will, or will cause its subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or to the Lenders pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, each Loan Party agrees, and agrees to cause its subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE INDEMNITEES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNITEES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE INDEMNITEES HAVE ANY LIABILITY TO ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY INDEMNITEES IS FOUND IN A FINAL, NON-APPEALABLE ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its electronic mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next

51 sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such electronic mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Revolving Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Administrative Agent (including any claim under Sections 2.10, 2.11, 2.13, 2.15 and 10.03) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by the Administrative Agent to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to it, to pay to the Lenders any amount due to it, in its capacity as a Lender under the Loan Documents (including under Section 10.03). The provisions of this Article are solely for the benefit of the Administrative Agent and Collateral Agent, and, except solely to the extent of a Loan Party’s rights to consent pursuant to and subject to the conditions set forth in this Article, a Loan Party shall not have any rights as a third party beneficiary of any such provisions. ARTICLE IX [RESERVED] ARTICLE X MISCELLANEOUS Section 10.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows: (i) if to Borrower (or any other Loan Party) at: ALTERA INFRASTRUCTURE L.P.

52 Altera House Unit 3 Prospect Park, Arnhall Business Park Prospect Road, Westhill, Aberdeen, United Kingdom AB32 6FJ Attention: Vice President and Company Secretary Email: Mark.Mitchell@alterainfra.com with a copy to (which copy alone shall not constitute notice): Email: Duncan.donaldson@alterainfra.com treasury@alterainfra.com paralegals@alterainfra.com (ii) if to the Administrative Agent or the Collateral Agent, to: U.S. BANK NATIONAL ASSOCIATION West Side Flats St. Paul EP-MN-WS3C 60 Livingston Ave. St. Paul, Minnesota 55107 Facsimile No.: 651-466-7430 Email: joshua.hahn@usbank.com Attention: Altera Infrastructure Loan Administrator All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by email shall be deemed to have been given when sent (or, if not given during normal business hours for the recipient, at the opening of business on the next Business Day for the recipient) and (iii) delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph. (b) Notices and other communications to the Administrative Agent or Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to the Administrative Agent if the Administrative Agent notified the Borrower and the Parent that it is incapable of receiving notices under such Article by electronic communication. The Lenders or Borrower and the Parent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor. (c) Any party hereto may change its address or email address for notices and other communications hereunder by notice to the other parties hereto.

53 Section 10.02 Waivers; Amendments. (a) No failure or delay by the Lenders in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Revolving Loan shall not be construed as a waiver of any Default, regardless of whether the Lenders may have had notice or knowledge of such Default at the time. (b) Except as provided in Sections 10.02(c) and 10.19, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the relevant Loan Parties and the Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Lenders and the Loan Parties that are parties thereto, except where this Agreement specifies amendments only require the consent of the Administrative Agent. (c) Any amendment, waiver or other modification effected in accordance with this Section 10.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender. (d) No agreement shall amend, modify or otherwise affect the rights, duties, benefits, privileges, protections, indemnities or immunities of the Administrative Agent or the Collateral Agent hereunder without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be. Section 10.03 Expenses; Indemnity; Damage Waiver. (a) Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Lender, the Administrative Agent and the Collateral Agent, including, in each case, the reasonable and documented fees, charges and disbursements of one primary counsel for each of the Lenders, the Administrative Agent and the Collateral Agent, and if deemed necessary by the Lenders, the Administrative Agent or the Collateral Agent, one local counsel in each applicable jurisdiction for each of the Lenders, the Administrative Agent and the Collateral Agent, in connection with the structuring and arrangement of the Facility provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Lenders or the Lenders as a group, the Administrative Agent and the Collateral Agent, including (x) the fees, charges and disbursements of one primary counsel for each of the Lenders or the Lenders as a group, the Administrative Agent and the Collateral Agent, and if deemed necessary by the Lenders, the Administrative Agent or the Collateral Agent, one local counsel in each applicable jurisdiction for each of the foregoing, and (y) the fees, charges and disbursements of one financial advisor for the Lenders collectively, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Revolving Loans made

54 hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Loans or associated with ongoing monitoring of the Facility or the Borrower; provided, that in the case of the financial advisor, such fees, charges and disbursements shall be subject to the terms of the engagement letter to be entered into pursuant to Section 5.17. (b) Borrower shall indemnify the Lenders, the Administrative Agent, the Collateral Agent (and any subagent of the foregoing Persons) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of in connection with, or as a result of (i) the structuring and arrangement of the Facility provided for herein, the preparation, execution, enforcement, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Revolving Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on, at, under to or from any property currently or formerly owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether such proceeding is initiated against or by any party to this Agreement, or any Affiliate thereof by an Indemnitee or any third party or whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. This Section shall, not apply to any Taxes (other than Other Taxes or any Taxes that represent losses, claims, damages or related expenses arising from any non-Tax claim). (c) To the extent permitted by applicable law, a Loan Party shall not assert, or permit any of their respective Affiliates or Related Parties to assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Revolving Loan or the use of the proceeds thereof. (d) All amounts due under this Section shall be payable not later than 10 days after written demand therefor. Section 10.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders (and any attempted assignment or transfer by a Loan Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby any legal or equitable right, remedy or claim under or by reason of this Agreement.

55 (b) No Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Loans at the time owing to it) without the prior written consent of the Borrower and the other Lenders; provided, that the Borrower’s consent to such assignment shall not be required after the occurrence and during the continuance of an Event of Default; provided, further, that Brookfield may syndicate or assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Loans at time owing to it) to an Affiliate without the prior consent of the Borrower or the other Lenders. (i) Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from the applicable Lender or its Approved Funds to one or more other Approved Funds of such Lender. (ii) From and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15 and 10.03). (iii) Upon receipt by the Administrative Agent of an Assignment and Assumption executed by an assigning Lender and an assignee, the processing and recordation fee referred to in this Section and, if the assignee is not an existing Lender, an Administrative Questionnaire and appropriate tax form, the Administrative Agent shall accept such Assignment and Assumption; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to such Lender that all written consents required by this Section with respect thereto have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender, the Administrative Agent and the other Lenders that such assignee is an Eligible Assignee. The Administrative Agent shall have no responsibility for or obligation to determine whether any Lender, prospective Lender, participant or prospective participant is an Eligible Assignee and shall not have any liability for assignments or participations

56 made to any Person that is not an Eligible Assignee, and the Borrower, Lenders and each Affiliate thereto agree not to bring any claim to such effect. Section 10.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Revolving Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lenders, or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.15, 2.16 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof. Section 10.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any separate letter agreements with respect to fees payable to the Lenders or the Agents) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Lenders and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Facsimile transmission or other electronic transmission (e.g., “.pdf” or “.tif”) of an executed signature page to this Agreement shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignments and Assumptions, amendments or other notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Section 10.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

57 Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Agents and the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by any Agent or Lender to or for the credit or the account of the Borrower or the Guarantors against any of and all the Obligations held by the Agents and Lenders, irrespective of whether or not the Agents or Lenders shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Agent or Lender shall notify the Borrower of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of the Agents and Lenders under this Section are in addition to other rights and remedies (including other rights of setoff) which the Agents and Lenders may have. Section 10.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York. (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and the Borrower and the Parent each hereby irrevocably and unconditionally agree that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agents and Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower, the Parent or any of their respective properties in the courts of any jurisdiction. (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Section 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT

58 IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Section 10.12 Confidentiality. The Lenders agree to maintain the confidentiality of the Information (as defined below) with the same degree of care that it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care, except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the Administrative Agent upon receipt of notice thereof, to the extent permitted by law, agrees to inform you promptly thereof), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Parent or any Subsidiary or its obligations, (g) on a confidential basis to any rating agency in connection with rating the Parent or the Subsidiaries or the Facility provided for herein (h) with the consent of the Borrower, (i) to the extent such Information becomes publicly available other than as a result of a breach of this Section; provided that, in the case of clause (c) above, the party disclosing such information shall provide to Borrower prior written notice of such disclosure to the extent permitted by applicable law (and to the extent commercially feasible under the circumstances) and shall cooperate with Borrower in obtaining a protective order for, or other confidential treatment of, such disclosure. For the purposes of this Section, “Information” means all information received from Borrower relating to the Parent or any Subsidiary or their businesses, other than any such information that is available to the Lenders, or any Affiliate of any of the foregoing, on a non-confidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Section 10.13 Violation of Law. Anything contained in this Agreement to the contrary notwithstanding, the Lenders shall not be obligated to extend credit to Borrower in violation of applicable law. Section 10.14 USA Patriot Act Notice. The Agents and Lenders hereby notify the Loan Parties that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow the Agents and Lenders to identify the Loan Parties in accordance with such Act. Section 10.15 Release of Liens. In the event that any Loan Party disposes of all or any portion of any of its assets to any Person (other than a Loan Party) in a transaction permitted by Section 6.05, the Administrative Agent and/or the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent or any of them to) take such action and execute any such

59 documents as may be reasonably requested by the Borrower (or on behalf of any other Loan Party) and at the Borrower’s expense to (i) promptly release any Lien created by any Loan Document in respect of such assets, (ii) execute and deliver any documents necessary or reasonably requested by a Loan Party to evidence such release and (ii) if such Disposition is a sale of the Equity Interests in a Subsidiary, release such Subsidiary as a Guarantor under the Guarantee Agreement and from its obligations under the other Loan Documents to which it is party. In addition, if the Borrower or any Loan Party enters into any lease or sublease with, or grants any easement, right of way, permit, license, restriction or the like to, any Person (other than a Loan Party or any other Affiliate of the Borrower or any Subsidiary) in a transaction permitted by Section 6.05, the Administrative Agent and/or the Collateral Agent may (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent or any of them to) take such action and execute any such documents as may be reasonably requested by the Borrower (or on behalf of any other Loan Party) and at the Borrower’s expense to release or subordinate any Liens created by any Loan Document with respect to such lease, sublease, easement, right of way, permit, license, restriction or the like to such Person. In connection with any such transaction, the Administrative Agent and the Collateral Agent may rely conclusively (and without further inquiry) on a certificate provided to it upon its reasonable request by any Loan Party to the effect that such transaction is permitted by Section 6.05. Section 10.16 [Reserved]. Section 10.17 [Reserved]. Section 10.18 [Reserved]. Section 10.19 Judgment Currency. (a) If for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given. (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Credited”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company agrees, notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. Section 10.20 Release. Each Loan Party on behalf of itself, and any Person claiming by or through it (collectively, the “Releasors”), hereby unconditionally remise, release and forever discharge each Lender, its past and present officers, directors, shareholders, agents, members, parent corporations, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, successors and assigns and the heirs, executors, administrators, successors and assigns of any such Person, as releasees (collectively, the “Releasees”), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, mechanics’ liens, judgments, claims, counterclaims, crossclaims, defenses and/or demands whatsoever,

60 including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any (collectively, the “Claims”), which any of Releasors ever had, now have, or may have against any of the Releasees, for or by reason of any cause, matter or thing whatsoever, arising from the beginning of time to the Effective Date, but in each and every case only to the extent that such Claims relate to or arise from the lending relationship between the Releasees and each Loan Party pursuant to this Agreement and the other Loan Documents. Each Loan Party represents and warrants that it has not assigned, pledged, hypothecated and/or otherwise divested itself and/or encumbered all or any part of the Claims being released hereby and that, it hereby agrees to indemnify and hold harmless any and all of Releasees against whom any Claim so assigned, pledged, hypothecated, divested and/or encumbered is asserted. The provisions of this Section 10.20 shall survive satisfaction of the obligations under and pursuant to this Agreement and the other Loan Documents. Section 10.21 Erroneous Payments. (a) If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting Section 10.21(a), each Lender or any Person who has received funds on behalf of a Lender such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the

61 contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.21(b). (c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. (d) [Reserved]. (e) The parties hereto agree that (1) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party and (2) to the extent an Erroneous Payment was in any way or at any time credited as a payment or satisfaction of any of the Obligations, the Obligations or part thereof that were so credited, and all rights of the applicable Lender or Administrative Agent, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment. Further, each party hereto agrees that, in the event a Lender is the recipient of an Erroneous Payment and such Lender fails to return such Erroneous Payment in accordance with Section 10.21(a), then the Administrative Agent shall be entitled to exercise its rights and remedies under Section 10.21(c) until the Administrative Agent has received all amounts owed by the Lender to the Administrative Agent pursuant to Section 10.21(a). (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 10.21 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. Section 10.22 Conflicts. This Agreement shall be subject to the Intercreditor Agreement and the Agreed Security Principles. In the case of any conflicts between this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall govern and control. In the case of any conflicts between this Agreement and the Agreed Security Principles, the provisions of the Agreed Security Principles shall govern and control. [Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. ALTERA INFRASTRUCTURE HOLDINGS L.L.C. By: Name: Title: ALTERA INFRASTRUCTURE L.P. By: Altera Infrastructure GP L.L.C., its general partner By: Name: Title: [Signature Page to C

[Signature Page to Credit Agreement] BROOKFIELD TK LOAN 2 LP, as Lender, By: BROOKFIELD CAPITAL PARTNERS., (BERMUDA) LTD. its general partner By: __________________________ Name: James Bodi Title: Director

Schedule 1.01 Agreed Security Principles 1. Agreed Security Principles (a) In this Schedule, unless otherwise defined herein, capitalized terms shall have the meaning given to that term in the Intercreditor Agreement. (b) The guarantees and security required to be provided under the Secured Documents will be given in accordance with the security principles set out in this Schedule 1.01 (the “Agreed Security Principles”). This Schedule 1.01 identifies the Agreed Security Principles and addresses the manner in which the Agreed Security Principles will impact on and determine the extent and terms of the guarantees and security proposed to be provided under the Secured Documents. (c) No Secured Document shall at any time require an Excluded Subsidiary to become a Guarantor; provided, that if and when any such Subsidiary shall cease to be an Excluded Subsidiary, such Subsidiary shall become a Guarantor. (d) No Security Document shall at any time constitute a grant of a security interest in, and the term “Collateral” shall not include, any property that is Excluded Property (as defined below) (other than any Proceeds of such Excluded Property unless such Proceeds would otherwise independently constitute Excluded Property); and provided, that if and when any such personal property shall cease to be Excluded Property, the right, title, power and interest of each applicable Loan Party in and to such property shall be deemed at all times from and after the date thereof to constitute Collateral. (e) To the fullest extent permitted by law, all Secured Documents and Security Documents shall be subject to the Agreed Security Principles and in the event of any conflict between the terms of any Secured Document or Security Document and the Agreed Security Principles, the terms of the Agreed Security Principles shall govern and control. (f) No Junior Lien Document shall at any time require Altera Infrastructure LP (“Parent”) to provide security to secure Junior Lien Obligations. (g) Altera Infrastructure Holdings L.L.C. (the “Primary Obligor”) and Parent shall enter into the RCF Collateral Agreement on the Effective Date (as such term is defined in the Senior Credit Agreement, the “Effective Date”). The Primary Obligor shall enter into the Note Collateral Agreement on the Effective Date. (h) Set forth on Schedule A are the Subsidiaries that shall become Guarantors under the Secured Documents as of the Effective Date (the “Original Effective Date Guarantors”). Additional Subsidiaries may become Guarantors under the Secured Documents as provided pursuant to Section 5.17 of the Credit Agreement (the “Additional Effective Date Guarantors” and, together with the Original Effective Date Guarantors, the “Effective Date Guarantors”). (i) The Original Effective Date Guarantors shall enter into the Collateral Agreement on the Effective Date. Any Additional Effective Date Guarantors

2 shall enter into the Collateral Agreement as provided pursuant to Section 5.17 of the Credit Agreement. (j) Set forth on Schedule B are the Subsidiaries that are contemplated to be subject to local law governed share pledge agreements within thirty (30) days after the Effective Date (as such time period may be extended with the consent of the Required Lenders) (with Schedule B being subject to updates as may be mutually agreed by the Borrower and the Required Lenders during such post- closing period) (the “Effective Date Collateral Period” and, such pledges, the “Effective Date Local Law Pledges”). For the avoidance of doubt, the Effective Date Local Law Pledges shall also be documented under the Collateral Agreements. (k) Set forth on Schedule C are the Subsidiaries that are contemplated to be subject to a share pledge exclusively pursuant to the respective Collateral Agreement (with Schedule C being subject to updates as may be mutually agreed by the Borrower and the Required Lenders during such post-closing period) (the “Other Effective Date Pledges”). (l) Notwithstanding anything to the contrary herein, any extension of time periods, consents or waivers under the Agreed Security Principles may be via email. 2. Key Defined Terms (a) “Collateral Agreement” shall mean, as the context may require, (i) the Collateral Agreement, dated as of the Effective Date, by and among the Borrower and the Guarantors party thereto in favour of the Senior Agent (the “RCF Collateral Agreement”) or (ii) the Amended and Restated Collateral Agreement, dated as of the Effective Date, by and among the Borrower and the Guarantors party thereto in favour of the Junior Agent, as applicable (the “Note Collateral Agreement”). (b) “Excluded Account” under each Secured Document shall mean: (i) each account all or substantially all of the deposits in which consist of amounts utilized to fund payroll, employee benefit or tax obligations, (ii) fiduciary, trust or escrow accounts, (iii) “zero balance” accounts, (iv) any Dutch law governed bank account right on or over which a Loan Party is prohibited from creating security by reason of any in rem (goederenrechtelijk) or other pledge restriction (verpandingsverbod) being applicable to any contract or third party arrangement which has been entered into with the Dutch account bank, to the extent consent or approval cannot be obtained using commercially reasonable efforts; provided that the Borrower has notified the Agents of such determination and, prior to the Discharge of Senior Lien Obligations, the Senior Agent (at the direction of the Required Lenders) or, thereafter, the Junior Agent (as directed by an Act of the Required Secured Parties),

3 has not reasonably objected in writing within 30 days (and, in the case of any such objection, the applicable Loan Party shall continue to use commercially reasonable efforts to obtain such consent), (v) any account that is pledged to a third party to the extent (i) the Agents cannot obtain a lien on such account on a junior basis to such existing lien and (ii) such lien is not prohibited by the Secured Documents, (vi) accounts all or substantially all of the deposits in which consist of monies of third parties, (vii) other accounts with a maximum balance that does not exceed $2,500,000 individually; provided that the aggregate maximum balance for all such bank accounts excluded pursuant to this clause (vi) on any day shall not exceed $10,000,000 in the aggregate; provided, further, that any account in respect of which a control agreement (Deposit, Securities and Commodity Accounts) is in place will not constitute an “Excluded Account” pursuant to this proviso unless and until such account is closed for bona fide business reason, or (viii) any one or more accounts all of the deposits in which consist of amounts constituting proceeds of the Arendal Collateral or the Other Financing Agreement Collateral, for so long as such proceeds are required to be pledged for the benefit of the creditors of Arendal Spirit L.L.C. or for the benefit of the creditors holding a Lien in such Other Financing Agreement Collateral and to the extent the Agents cannot obtain a lien on such account on a junior basis to the pledges in favor of such creditors. (c) “Excluded Equity” under each Secured Document shall mean, unless otherwise elected by applicable Loan Party in its sole discretion: (i) any Equity Interest with respect to which, in the reasonable judgement of the applicable Loan Party, the burden or cost or other consequences (including tax, regulatory or accounting consequences) of pledging such membership interests, stock and stock equivalents in favor of the Agents for the benefit of the Claimholders outweighs the benefits therefrom; provided, that the Borrower has notified the Agents of such determination and the Senior Agent (at the direction of the Required Lenders) has not reasonably objected in writing and, thereafter, the Junior Agent (as directed by an Act of the Required Secured Parties) has not reasonably objected in writing, in each case, within 30 days; provided, further that if the pledge of Equity Interests in a Material First- Tier Subsidiary would constitute “Excluded Equity” under this clause (i) solely on account of taking local law granting and perfection steps, then such Equity Interests shall not constitute Excluded Equity but the security interest therein may, at the Borrower’s election, be documented under the Collateral Agreement or by a share pledge governed by the law of the place of incorporation of that Subsidiary,

4 (ii) any membership interests, stock or stock equivalents to the extent the pledge thereof would violate or is prohibited by any applicable law or any contractual obligations with unaffiliated third parties (including any legally effective requirement to obtain the consent or approval of, or a license from, any governmental authority or any other unaffiliated third party unless such consent, approval or license has been obtained (it being understood that the foregoing shall not be deemed to obligate the Borrower or its Subsidiaries to obtain any such consent, approval or license)), including, without limitation, capital stock in Arendal Spirit L.L.C., ALP Maritime Holding B.V., ALP Maritime Services B.V. and the Other Financing Agreement Collateral for so long as such capital stock is required to be pledged for the benefit of creditors of Arendal Spirit L.L.C. or for the benefit of the creditors holding a Lien in such Other Financing Agreement Collateral or is otherwise prohibited from being pledged under a contractual obligation with unaffiliated third parties, (iii) Equity Interests in non-wholly owned Subsidiaries, (iv) any Equity Interests to the extent a security interest in such Equity Interests would result in material adverse tax consequences as determined in good faith by the applicable Loan Party provided that the Borrower has notified the Agents of such determination and, prior to the Discharge of Senior Lien Obligations, the Senior Agent (at the direction of the Required Lenders) or, thereafter, the Junior Agent (as directed by an Act of the Required Secured Parties), has not reasonably objected in writing within 30 days, (v) any Equity Interests to the extent a security interest in such asset would result in any breach of corporate benefit, financial assistance, fraudulent conveyance, voidable preference, thin capitalization laws, capital maintenance rules or the laws of regulations of any applicable jurisdictions or any similar principals which may limit the ability of the applicable Loan Party to provide security or may require that the security be limited by an amount or otherwise provided that the Borrower has notified the Agents of such determination and, prior to the Discharge of Senior Lien Obligations, the Senior Agent (at the direction of the Required Lenders) or, thereafter, the Junior Agent (as directed by an Act of the Required Secured Parties), has not reasonably objected in writing within 30 days, or (vi) any Equity Interests to the extent a security interest in such Equity Interest would result in any: (A) material risk to the officers of the Borrower or its Subsidiaries in contravention of their fiduciary duties, and/or (B) risk to the officers of the Borrower or its Subsidiaries of civil or criminal or personal liability (in each case, other than arising from fraud, gross negligence or wilful misconduct of the relevant officer);

5 provided that the Borrower has notified the Agents of such determination and, prior to the Discharge of Senior Lien Obligations, the Senior Agent (at the direction of the Required Lenders) or, thereafter, the Junior Agent (as directed by an Act of the Required Secured Parties), has not reasonably objected in writing within 30 days. (d) “Equity Interests” under each Security Document shall mean shares of capital stock (including any preferred stock), partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of such conversion, any indebtedness that is convertible into any such Equity Interests). (e) “Excluded Perfection Steps”: In addition, each applicable Secured Document will provide that no perfection steps will be required in respect of (i) any Instrument (as such term is defined in the New York UCC) in an aggregate principal amount not to exceed $2,500,000 individually or $10,000,000 in the aggregate with all other Instruments excluded under such threshold or (ii) any Commercial Tort Claims (as such term is defined in the New York UCC) that are not expected to result in a judgement in excess of $2,500,000 individually or $10,000,000 in the aggregate for all Commercial Tort Claims excluded under such threshold. (f) “Excluded Property” under each Secured Document shall mean: (i) margin stock (within the meaning of Regulation T, U or X of the Federal Reserve Board or any other similar law, rule, or regulation promulgated by a Governmental Authority in any relevant non-U.S. jurisdiction), (ii) any particular asset, if the pledge thereof or the security interest therein would violate or is prohibited by applicable law or any contractual obligations (including any legally effective requirement to obtain the consent or approval of, or a license from, any governmental authority or any other third party unless such consent, approval or license has been obtained (it being understood that the foregoing shall not be deemed to obligate any Loan Party or its Subsidiaries to obtain any such consent, approval or license)) or would cause the destruction, invalidation or abandonment of such asset under applicable law, rule or regulation, including, without limitation, (i) any assets pledged for the benefit of creditors of Arendal Spirit L.L.C. (including, without limitation, any proceeds and other related assets in respect of the capital stock in Arendal Spirit L.L.C.), for so long as such assets are required to be pledged for the benefit of creditors of Arendal Spirit L.L.C. (the “Arendal Collateral”), (ii) any assets already pledged or otherwise prohibited from being pledged under financing arrangements or other contractual obligations with unaffiliated third parties existing as of the Effective Date (or refinancings or replacements thereof permitted under each Secured Document), including, without limitation any such arrangements by Altera Infrastructure FSO Holdings Limited, Altera

6 Infrastructure Production Holdings Limited, Tiro Sidon UK LLP, Altera Infrastructure Cooperatief U.A., ALP Maritime Holding B.V., ALP Maritime Services B.V., ALP Ocean Towage Holding B.V., ALP Maritime Group B.V., Altera Infrastructure Production AS, Altera Voyageur Production Limited, Piranema Production AS, Altera Al Rayyan L.L.C., Altera Knarr AS and Petrojarl I Production AS for so long as such assets are required to be pledged or prohibited from being pledged under such existing financing arrangements or other contractual obligations with unaffiliated third parties (or refinancings or replacements thereof permitted under each Secured Document) (the “Other Financing Agreement Collateral”), and (iii) any Dutch law governed receivable on or over which a Loan Party is prohibited from creating security by reason of any in rem (goederenrechtelijk) or other pledge restriction (verpandingsverbod) being applicable to any contract or third party arrangement which has been entered into in relation to that Dutch law governed receivable, to the extent consent or approval of a pledge on such receivable cannot be obtained using commercially reasonable efforts, (iii) those assets as to which the applicable Loan Party reasonably determines that the cost of obtaining a security interest therein is excessive in relation to the practical benefit to the Agents and Claimholders of the security to be afforded thereby; provided, that the Borrower has notified the Agents of such determination and, prior to the Discharge of Senior Lien Obligations, the Senior Agent (at the direction of the Required Lenders) has not reasonably objected in writing and, thereafter, the Junior Agent (as directed by an Act of the Required Secured Parties) a has not reasonably objected in writing, in each case, within 30 days; provided, further that if the pledge of capital stock in a Material First- Tier Subsidiary would constitute “Excluded Property” under this clause (iii) solely on account of taking local law granting and perfection steps, then such Equity Interests shall not constitute Excluded Equity but the security interest therein may, at the Borrower’s election, be documented under the Collateral Agreement or by a share pledge governed by the law of the place of incorporation of that Subsidiary, (iv) Excluded Accounts, (v) Excluded Equity, (vi) motor vehicles, aircraft and other assets (other than any ships or vessels) subject to certificates of title, (vii) leasehold interest in real property, (viii) any fee owned real property or any Fixtures (as defined in the New York UCC), (ix) any assets to the extent a security interest in such assets would result in material adverse tax consequences as determined in good faith by the applicable Loan Party provided that the Borrower has notified the

7 Agents of such determination and, prior to the Discharge of Senior Lien Obligations, the Senior Agent (at the direction of the Required Lenders) or, thereafter, the Junior Agent (as directed by an Act of the Required Secured Parties), has not reasonably objected in writing within 30 days, (x) any lease, license, contract, property right or agreement, or any property subject to a purchase money security interest, capital lease obligation or similar arrangement, in each case, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto or otherwise require consent thereunder after giving effect to the applicable anti-assignment provisions of the New York UCC, (xi) Commercial Tort Claims (as defined in the New York UCC) that, in the reasonable determination of the applicable Loan Party, are not expected to result in a judgement in excess of $2,500,000 individually or $10,000,000 in the aggregate, (xii) Letter of Credit Rights (as defined in the New York UCC) (other than to the extent consisting of Supporting Obligations (as defined in the New York UCC) that can be perfected solely by the filing of a New York UCC or similar financing statements (it being understood that no actions shall be required to perfect a security interest in Letter of Credit Rights (as defined in the New York UCC) other than filing of a New York UCC or similar financing statement)), (xiii) any asset to the extent a security interest in such asset would result in any breach of corporate benefit, financial assistance, fraudulent preference, thin capitalization laws, capital maintenance rules or the laws of regulations of any applicable jurisdictions or any similar principals which may limit the ability of the applicable Loan Party to provide security or may require that the security be limited by an amount or otherwise provided that the Borrower has notified the Agents of such determination and, prior to the Discharge of Senior Lien Obligations, the Senior Agent (at the direction of the Required Lenders) or, thereafter, the Junior Agent (as directed by an Act of the Required Secured Parties), has not reasonably objected in writing within 30 days, (xiv) any asset to the extent a security interest in such asset would result in any: (A) material risk to the officers of the Parent, the Borrower or its Subsidiaries in contravention of their fiduciary duties, and/or (B) risk to the officers of the Parent, the Borrower or its Subsidiaries of civil or criminal or personal liability (in each case, other than arising from fraud, gross negligence or wilful misconduct of the relevant officer),

8 provided that the Borrower has notified the Agents of such determination and, prior to the Discharge of Senior Lien Obligations, the Senior Agent (at the direction of the Required Lenders) or, thereafter, the Junior Agent (as directed by an Act of the Required Secured Parties), has not reasonably objected in writing within 30 days, (xv) with respect to English law governed Security Documents, any asset or undertaking situated outside England and Wales and with respect to any Scots law governed Security Documents, any asset or undertaking outside Scotland (it being agreed and understood that such assets and undertakings may constitute “Collateral” under other Security Documents), (xvi) with respect to English law governed Security Documents, any cash constituting regulatory capital or customer cash, (xvii) with respect to English law governed Security Documents, any asset over which granting security would have a material adverse effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course as otherwise permitted by the Secured Documents; provided that the Borrower has notified the Agents of such determination and, prior to the Discharge of Senior Lien Obligations, the Senior Agent (at the direction of the Required Lenders) or, thereafter, the Junior Agent (as directed by an Act of the Required Secured Parties), has not reasonably objected in writing within 30 days, or (xviii) other than in respect of any Accounts (as such term is defined in the New York UCC), receivables, payment rights or other claims owned by an Effective Date Guarantor at the time such Effective Date Guarantor provides security during the Effective Date Collateral Period, any Accounts, receivables, payment rights or other claims with a face amount equal to or less than $5,000,000 in the aggregate. (g) “Excluded Subsidiary” under each Secured Document shall mean any Subsidiary of the Parent that is (i) prohibited from guaranteeing or granting Liens to secure the Obligations by any Requirement of Law, (ii) prohibited by any applicable contractual requirement from guaranteeing or granting Liens to secure the Obligations, provided, that (A) in the case of Subsidiaries owned on the Effective Date, only to the extent existing on such date and (B) in the case of a Subsidiary acquired from a third party or formed after such date, only to the extent existing on the date the applicable person becomes a Subsidiary and not entered into in contemplation thereof (and, in each case, for so long as such restriction or any replacement or renewal thereof is in effect), (iii) otherwise as mutually agreed by, prior to the Discharge of Senior Lien Obligations, the Senior Agent (at the direction of the Required Lenders) and the Borrower and, thereafter, by the Junior Agent (as directed by an Act of the Required Secured Parties) and the Borrower, including such Subsidiaries existing as of the Effective Date and set forth on Schedule D hereto (subject to any modifications thereto pursuant to Section 5.17 of the Credit Agreement), (iv) not a wholly- owned Subsidiary of the Borrower, (v) not a Material First-Tier Subsidiary (unless set forth on Schedule A as of the Effective Date) or (vi) any Subsidiary

9 as to which the Borrower reasonably determines that the cost of providing a guarantee by such Subsidiary is excessive in relation to the practical benefit to the Agents and Claimholders of the guarantee to be afforded thereby; provided, that the Borrower has notified the Agents of such determination and, prior to the Discharge of Senior Lien Obligations, the Senior Agent (at the direction of the Required Lenders) has not reasonably objected in writing and, thereafter, the Junior Agent (as directed by an Act of the Required Secured Parties) has not reasonably objected in writing, in each case, within 30 days. (h) “Material First-Tier Subsidiary” under each Secured Document shall mean any first-tier Subsidiary of any Loan Party that directly (or indirectly through its Subsidiaries) owns assets, the fair market value of which (as determined by the Company in good faith), exceeds $10,000,000 in the aggregate; provided that the aggregate fair market value of assets attributable to Subsidiaries that are not Material First-Tier Subsidiaries (directly or indirectly through its respective Subsidiaries), taken together shall not exceed $20,000,000 in the aggregate. (i) “Requirement of Law” under each Security Document shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject. (j) “Scottish Pledged Party” means a Subsidiary incorporated in Scotland whose shares are the subject of a share pledge (k) “UK Collateral Party” means a Collateral Party incorporated in England and Wales or Scotland. 3. Governing Law and Jurisdiction of Security (a) Subject to the time period set forth in Section 1(i) above, each Guarantor shall enter into the respective Collateral Agreement. (b) Other than as provided in clause (a) above and (f) below, all security (other than share security) will be governed by the law of, and secure only assets located in, the jurisdiction of incorporation of the applicable grantor of the security (provided that security provided by grantors incorporated under the laws of the Republic of the Marshall Islands will be governed by the Collateral Agreement). (c) Share security over any Subsidiary constituting a Material First-Tier Subsidiary will be governed by the law of the place of incorporation of that Subsidiary (or, in the case of a Subsidiary incorporated under the laws of the Republic of the Marshall Islands, the Collateral Agreement). For the avoidance of doubt, Effective Date Local Law Pledges will also be governed by the law of the place of incorporation of the relevant Subsidiary. (d) Share security over any other Subsidiary not described in clause (c) shall be governed, at the election of the Borrower, by the Collateral Agreement or by a

10 share pledge governed by the law of the place of incorporation of that Subsidiary; provided, however, no share certificates shall be required to be delivered or perfection steps (other than the filing of a New York UCC or similar financing statements) be required to be taken to perfect such share security. (e) Other than as provided in clause (a) above and (f) below, no action in relation to security (including any perfection step, further assurance step, filing or registration) will be required in jurisdictions other than a Covered Jurisdiction. (f) To the extent that security is intended to be granted over a Guarantor’s bank account(s), and such bank account(s) are held, from time to time, in a Covered Jurisdiction (as defined below) different to the jurisdiction of incorporation of the relevant Guarantor, then such security may, at the election of the Borrower, be governed by the law of the Covered Jurisdiction (as defined below) in which the relevant accounts are held. 4. Covered Jurisdictions (a) The security to be provided in accordance with the Agreed Security Principles are only to be given under Security Documents that are governed by the laws of England and Wales, Scotland, Norway, the Netherlands, a state of the United States of America, the Republic of the Marshall Islands1 or such other jurisdictions as, prior to the Discharge of Senior Lien Obligations, the Senior Agent (at the direction of the Required Lenders) may reasonably request and, thereafter, the Junior Agent (as directed by an Act of the Required Secured Parties) may reasonably request, subject to all other limitations set forth in these Agreed Security Principles (each such jurisdiction, a “Covered Jurisdiction”).2 (b) The guarantees to be provided in accordance with the Agreed Security Principles are to be given under Secured Documents that are governed by the laws of the state of New York. (c) No guarantees shall be required to be given by and no security shall be required to be given by (or, other than pursuant to the Collateral Agreement, over shares, ownership interests or investments in) any person which is not incorporated in a Covered Jurisdiction. 5. Terms of Security Documents The following principles will be reflected in the terms of any security taken in connection with the Secured Documents: 1 The Republic of Marshall Islands is a Covered Jurisdiction. However, security given by entities formed under the laws of the Republic of the Marshall Islands shall be governed by the laws of the state of New York (or such other local law as otherwise provided in these Agreed Security Principles); provided, however, that the laws of the Republic of the Marshall Islands shall govern security given in respect of any vessel registered under the laws of the Republic of the Marshall Islands. 2 It is agreed and understood that the vessel owned by Altera Al Rayyan L.L.C. as of the Effective Date shall be mortgaged under a Security Document governed by the laws of The Commonwealth of the Bahamas.

11 (a) security will not be enforceable or (solely with regard to floating charges governed by the law of England and Scotland) crystallise until an Event of Default (in the case of the Senior Lien Obligations, as such term is defined in the Senior Credit Agreement and, in the case of the Junior Obligations, as such term is defined in the applicable Junior Lien Documents) has occurred and is continuing and the applicable Agent has exercised its rights under the relevant acceleration provisions of the Secured Documents to terminate all or part of the availability of the applicable facility or cancel any undrawn portion of the applicable facility or declare all or part of the Obligations thereunder to be immediately due and payable (an “Enforcement Event”)) which is continuing; (b) the beneficiaries of the security or any agent will only be able to exercise a power of attorney following the occurrence of an Enforcement Event which is continuing; (c) the Security Documents should only operate to create security rather than to impose new commercial obligations or repeat clauses in the Secured Documents: (i) they should not contain additional representations, undertakings or indemnities (including in respect of insurance, information, maintenance or protection of assets or the payment of fees, costs and expenses) unless these are the same as or consistent with those contained in the Secured Documents or are required for the creation or perfection of security; and (ii) notwithstanding anything to the contrary in any Security Document, the terms of a Security Document shall not operate or be construed so as to prohibit or restrict any transaction, matter or other step or dealing in any manner whatsoever in relation to any asset the subject of the Security Document if not prohibited by the Secured Documents (for example, in the event that there are conflicts between the representations, warranties, undertakings or indemnities contained in a Security Document and those contained in the Credit Agreement, then the representations, warranties, undertakings or indemnities contained in the Credit Agreement shall prevail); (d) in no event shall control agreements (or perfection by control or similar arrangements) be required with respect to any assets except deposit accounts, securities accounts or commodity accounts; (e) security will, where possible and practical, automatically create security over future assets of the same type as those already secured; where local law requires supplemental pledges or notices to be delivered in respect of future acquired assets in order for effective security to be created over that class of asset or perfection of such security to be obtained, such supplemental pledges or notices will (other than in the case of actions required under the respective Collateral Agreement, which such actions shall be governed by the terms therein, and except during such times when an Enforcement Event is continuing) be promptly provided only to the extent not constituting Excluded Property or an Excluded Perfection Step, and shall only be required to be sought upon, prior to

12 the Discharge of Senior Lien Obligations, the reasonable request of the Senior Agent (at the direction of the Required Lenders) or, thereafter, the reasonable request of the Junior Agent (as directed by an Act of the Required Secured Parties) and for the avoidance of doubt, with respect to any security governed by Norwegian law, such security will be deemed to have been granted at the time such supplemental pledges or notices are provided and with respect to any assignation in security under the laws of Scotland, such security will only be created from the date of intimation to the relevant counterparty to the rights thereby assigned; (f) (i) each Security Document that is a Senior Loan Document shall contain a clause which records that if there is a conflict between the Security Document and the Credit Agreement or the Intercreditor Agreement then (to the fullest extent permitted by law) the provisions of the Credit Agreement or the Intercreditor Agreement (as applicable) will take priority over the provisions of the Security Document and (ii) each Security Document that is a Junior Lien Document shall contain a clause which records that if there is a conflict between the Security Document and the Junior Indenture, the Collateral Trust Agreement or the Intercreditor Agreement then (to the fullest extent permitted by law) the provisions of the Junior Indenture, the Collateral Trust Agreement or the Intercreditor Agreement (as applicable) will take priority over the provisions of the Security Document; and (g) in the United Kingdom (and where customary in any other Covered Jurisdiction), “floating charges” or such equivalent or substantially equivalent concept as may exist under relevant law will be granted by each Loan Party which is incorporated in England and Wales. 6. Intercompany Receivables (a) Until an Enforcement Event has occurred and is continuing, any person will be free to deal with, amend, waive, repay or terminate its intercompany receivables over which it has granted security. (b) If required under local law, security over intercompany receivables will be registered subject to the general principles set out in these Agreed Security Principles. 7. Shares (a) Except in relation to a Scottish Pledged Party, until an Enforcement Event has occurred and is continuing, the legal title of the shares or equivalent ownership interests subject to any security will remain with the relevant grantor of the security (unless transfer of title on granting such security is customary in the applicable jurisdiction). (b) Until an Enforcement Event has occurred and is continuing, any grantor of share security shall retain all rights arising under legal ownership of such shares, including, without limitation, the ability to exercise all voting rights and powers in relation to any shares or equivalent ownership interests and other related

13 rights charged by it and receive, own and retain all assets, distributions, dividends and proceeds in relation thereto without restriction or condition. (c) Except in relation to a Scottish Pledged Party, where customary and applicable as a matter of law, prior to the Discharge of Senior Lien Obligations, the Senior Agent (at the direction of the Required Lenders) or, thereafter, by the Junior Agent (as directed by an Act of the Required Secured Parties), as soon as reasonably practicable (taking into account any stamping or other transfer requirements) following the granting of any share security over certificated shares, the applicable share certificate (or other documents evidencing title to the relevant shares) and a stock transfer form executed in blank (or applicable law equivalent) will be provided to, prior to the Discharge of Senior Lien Obligations, the Senior Agent and, thereafter, the Junior Agent; provided that for the avoidance of doubt, no actions under this clause (c) shall be required with respect to the shares of any Subsidiary that is not a Material First-Tier Subsidiary. (d) If required under local law, security over shares or equivalent ownership interests will be registered subject to the general principles set out in these Agreed Security Principles. (e) In relation to a Scottish Pledged Party that is a Material First-Tier Subsidiary, the shares of that Scottish Pledged Party shall be transferred to the relevant Agent for so long as the pledge created by any such share pledge remains in force. Upon registration of the relevant Agent in the register of members of a Scottish Pledged Party, a share certificate shall be issued to the relevant Agent in respect of the pledged shareholding in that Scottish Pledged Party. 8. Bank Accounts (a) Until an Enforcement Event has occurred and is continuing, any person will be free to deal, operate and transact business in relation to any bank accounts over which it grants security (including opening and closing accounts) until the occurrence of an Enforcement Event which is continuing. (b) No security shall be sought or required to be granted over any Excluded Account. (c) To the extent applicable under local law, "fixed" security shall be sought over bank accounts, cash and receivables. If required by local law to perfect that security and if possible without disrupting operation of the account, notice of that security will be served promptly after the grant of security in such account under the applicable local law Security Document to the account bank in relation to applicable accounts and the applicable grantor of that security will use its commercially reasonable efforts to obtain an acknowledgement of that notice within, in the case of any such accounts held by a Loan Party as of the Closing Date, within thirty (30) days of the Effective Date and, in all other cases, within twenty (20) Business Days of service. If the grantor of that security has used its commercially reasonable efforts but has not been able to obtain acknowledgement or acceptance, the grantor shall continue to use its commercially reasonable efforts unless such efforts would be futile irrespective

14 of whether notice of that security is required for perfection, if the service of notice would prevent any Loan Party from using a bank account in the course of its business, no notice of security will be served until the occurrence of an Enforcement Event which is continuing. (d) Until an Enforcement Event has occurred and is continuing, there will be no obligation to hold, pay or sweep cash or receivables into a particular account. (e) Any security over bank accounts will be subject to any security interests in favor of the account bank which are created either by law or in the standard terms and conditions of the account bank, whether created or arising before or after the security in favor of the Agents has been given. No grantor of security will be required to change its banking arrangements or standard terms and conditions in connection with the granting of bank account security. (f) If required under applicable local law, security over bank accounts will be registered subject to the general principles set out in these Agreed Security Principles. 9. Additional Principles The Agreed Security Principles embody the recognition by all parties that there may be certain legal and practical difficulties in obtaining effective or commercially reasonable guarantees and/or security from all relevant Loan Parties in each jurisdiction outside of the United States of America in which it has been agreed that guarantees and security will be granted by those members. In particular: (a) general legal and statutory limitations, regulatory restrictions, financial assistance, anti-trust and other competition authority restrictions, corporate benefit, fraudulent conveyance, voidable preference, equitable subordination, "transfer pricing", "thin capitalisation" (and, in particular, guarantees and security shall not result in all or part of the applicable Obligations being considered related debt for thin capitalisation purposes), "earnings stripping", "controlled foreign corporation" and other tax restrictions, "exchange control restrictions", "capital maintenance" rules and "liquidity impairment" rules, tax restrictions, retention of title claims, employee consultation or approval requirements and similar principles may limit the ability of a Loan Party in any jurisdiction outside of the United States of America to provide a guarantee or security or may require that the guarantee or security be limited as to amount or otherwise and, if so, the guarantee or security will be limited accordingly, provided that, the relevant Loan Party shall use reasonable endeavours to overcome any such obstacle or otherwise such guarantee or Security Document shall be subject to such limit; provided, further, that the Borrower has notified the Agents of such determination and, prior to the Discharge of Senior Lien Obligations, the Senior Agent (at the direction of the Required Lenders) or, thereafter, the Junior Agent (as directed by an Act of the Required Secured Parties), has not reasonably objected in writing within 30 days, (b) a key factor in determining whether or not a guarantee or security will be taken (and in respect of the security, the extent of its perfection and/or registration) is the applicable time and cost (including adverse effects on taxes, interest

15 deductibility, stamp duty, registration taxes, notarial costs, guarantee fees payable to any third party and all applicable legal fees) which will not be disproportionate to the benefit accruing to the Secured Parties of obtaining such guarantee or security as determined in good faith by the Borrower; provided, that the Borrower has notified the Agents of such determination and the Senior Agent (at the direction of the Required Lenders) has not reasonably objected in writing and, thereafter, the Junior Agent (as directed by an Act of the Required Secured Parties) has not reasonably objected in writing, in each case, within 30 days; (c) any Subsidiary of a Loan Party formed under the laws of any jurisdiction outside of the United States of America will not be required to give guarantees or enter into Security Documents if it is not within the legal capacity of such Person or if it would conflict with the fiduciary or statutory duties of their directors or contravene any applicable legal, regulatory or contractual prohibition or restriction or have the potential to result in a material risk of personal or criminal liability for any director or officer of or for such Person, provided that, the relevant Person shall, in relation to a contractual prohibition or restriction only, use commercially reasonable efforts to overcome any such obstacle or otherwise such guarantee or Security Document shall be subject to such limit; provided, further, that the Borrower has notified the Agents of such determination and, prior to the Discharge of Senior Lien Obligations, the Senior Agent (at the direction of the Required Lenders) or, thereafter, the Junior Agent (as directed by an Act of the Required Secured Parties), has not reasonably objected in writing within 30 days; (d) to the extent legally effective, all security will be given in favor of the applicable Agent and not the Secured Parties individually (with the applicable Agent to hold one set of Security Documents for all the Secured Parties) and "parallel debt" provisions will be used in the Secured Documents where necessary; and (e) the Agents and Secured Parties acknowledge that there may be limitations on the validity and enforceability of liens granted pursuant to the Collateral Agreements under laws of certain local jurisdictions (other than under the laws of a state of the United States of America or the Republic of the Marshall Islands).

Schedule A 1. Altera Al Rayyan L.L.C. (Marshall Islands) 2. Altera Infrastructure FSO Holdings Limited (UK - Scotland) 3. Altera Infrastructure Production Holdings Limited (UK - Scotland) 4. Altera Voyageur Production Limited (UK - Scotland) 5. Golar-Nor (UK) Limited (UK - England) 6. Tiro Sidon UK LLP (UK - England) 7. Altera Infrastructure Coöperatief U.A. (Netherlands) 8. ALP Maritime Group B.V. (Netherlands) 9. ALP Ocean Towage Holding B.V. (Netherlands) 10. ALP Maritime Services B.V. (Netherlands) 11. ALP Maritime Holding B.V. (Netherlands) 12. Altera Infrastructure Norway AS (Norway) 13. Altera Infrastructure Production AS (Norway) 14. Altera Infrastructure Production Crew AS (Norway) 15. Altera Infrastructure Siri AS (Norway) 16. Altera Knarr AS (Norway) 17. Logitel Offshore Norway AS (Norway) 18. Navion Offshore Loading AS (Norway) 19. Petrojarl I Production AS (Norway) 20. Piranema Production AS (Norway)

2 Schedule B1 1. Altera Infrastructure FSO Holdings Limited (UK - Scotland) 2. Altera Infrastructure Production Holdings Limited (UK - Scotland) 3. ALP Maritime Group B.V. (Netherlands) 4. Navion Offshore Loading AS (Norway) 5. Logitel Offshore Norway AS (Norway) 6. Salamander Production (UK) Limited (UK - Scotland) 7. Altera Infrastructure Crewing AS (Norway) 8. Altera Infrastructure Coöperatief U.A. (99%) (Netherlands) 9. Altera Infrastructure Production AS (Norway) 10. Golar-Nor (UK) Limited (UK) 11. Tiro Sidon UK LLP (UK) 12. Altera Infrastructure Production Crew AS (Norway) 13. ALP Ocean Towage Holding B.V. (Netherlands) 14. Altera Infrastructure Norway AS (Norway) 1 As described in the Agreed Security Principles to which this Schedule is attached, New York law is deemed to be the applicable local law for any Person formed under the laws of the Republic of the Marshall Islands (the “Marshall Islands Persons”). To prevent duplication of disclosure in Schedule B and Schedule C, all such Marshall Islands Persons whose shares are to be subject to a share pledge are disclosed exclusively on Schedule C.

3 Schedule C 1. Altera Infrastructure Holdings L.L.C. (Marshall Islands)* 2. Altera Shuttle Tankers L.L.C. (Marshall Islands) 3. Altera Al Rayyan L.L.C. (Marshall Islands) 4. Altera Infrastructure Group Ltd. (Marshall Islands) 5. Teekay Hiload L.L.C. (Marshall Islands) 6. Logitel Offshore Rig III L.L.C. (Marshall Islands) 7. Apollo Spirit L.L.C. (Marshall Islands) 8. Siri Holdings L.L.C. (Marshall Islands) 9. Altera Infrastructure Finance Corp. (Marshall Islands)* 10. Altera Luxembourg S.a.r.l. (Luxembourg) 11. Altera Infrastructure Services Pte. Ltd. (Singapore) 12. Logitel Offshore Pte. Ltd (Singapore) 13. Altera Infrastructure Production (Singapore) Pte. Ltd. (Singapore) 14. Altera Infrastructure Siri AS (Norway) 15. Altera do Brasil Servicos Maritimos Ltda. (Brazil) 16. Teekay FSO Finance Pty Ltd. (Australia)* 17. Altera Petrojarl I Servicos de Petroleo Ltda (Brazil) 18. Altera Piranema Servicos de Petroleo Ltda (Brazil) 19. Arendal Spirit AS (Norway) 20. Altera Petrojarl FPSO Petrolifera do Brasil Ltda. (1%) (Brazil) 21. ALP Maritime Contractors B.V. (Netherlands) *Pledge only in respect of the Senior Lien Obligations

4 Schedule D 1. Altera Infrastructure Crewing AS (Norway) 2. Salamander Production (UK) Limited - (UK and Thai Branch (Thailand)) 3. Apollo Spirit L.L.C. (Marshall Islands) 4. Altera Petrojarl I Servicos de Petroleo Ltda (Brazil) 5. Altera Piranema Servicos de Petroleo Ltda (Brazil) 6. Altera Infrastructure Production (Singapore) Pte. Ltd. (Singapore) 7. Arendal Spirit AS (Norway) 8. Siri Holdings L.L.C. (Marshall Islands) 9. TPO Siri L.L.C. (Marshall Islands) 10. Altera Petrojarl FPSO Petrolifera do Brasil Ltda. (Brazil) 11. Altera Luxembourg S.a.r.l. (Luxembourg) 12. Altera do Brasil Servicos Maritimos Ltda. (Brazil) 13. Altera Global Shared Services (Philippines) Inc. (Philippines) 14. Altera Infrastructure Services Pte. Ltd. (Singapore) 15. Altera Infrastructure Group Ltd. (Marshall Islands) 16. Teekay Hiload L.L.C. (Marshall Islands) 17. Arendal Spirit UK Limited (UK) 18. Logitel Offshore Rig III L.L.C. (Marshall Islands) 19. Logitel Offshore Pte. Ltd. (Singapore) 20. Logitel Offshore Rig I Pte Ltd (Singapore) 21. Logitel Offshore Rig II Pte Ltd (Singapore) 22. Altera Infrastructure Finance Corp. (MI) 23. Teekay FSO Finance Pty Ltd. (Australia) 24. Teekay Australia Offshore Holdings Pty Ltd. (Australia) 25. Dampier Spirit L.L.C. (Marshall Islands/Australia) 26. Altera Operations Australia Pty Ltd. (Australia) 27. Altera Shuttle Tankers L.L.C. (Marshall Islands) 28. Any Subsidiary of Altera Shuttle Tankers L.L.C. 29. ALP Maritime Contractors B.V. (Netherlands) For so long as granting a guaranty by the following Subsidiaries would be prohibited by the financing arrangements binding on such Subsidiaries: 1. Clipper L.L.C. (Marshall Islands) 2. Gina Krog Offshore Pte Ltd (Singapore) 3. Knarr L.L.C. (Marshall Islands) 4. Varg L.L.C. (Marshall Islands) 5. Voyageur L.L.C. (Marshall Islands) 6. Piranema L.L.C. (Marshall Islands) 7. Petrojarl I L.L.C. (Marshall Islands) 8. Altera Libra Netherlands B.V. (Netherlands) 9. ALP Ace B.V. (Netherlands) 10. ALP Ippon B.V. (Netherlands) 11. ALP Winger B.V. (Netherlands)

5 12. ALP Forward B.V. (Netherlands) 13. ALP Guard B.V. (Netherlands) 14. ALP Centre B.V. (Netherlands) 15. ALP Striker B.V. (Netherlands) 16. ALP Defender B.V. (Netherlands) 17. ALP Sweeper B.V. (Netherlands) 18. ALP Keeper B.V. (Netherlands) 19. Arendal Spirit L.L.C. (Marshall Islands) 20. Gina Krog AS (Norway) 21. Altera Production UK Limited (UK - England)

Schedule 1.02 Individuals with Knowledge 1. Chris Brett 2. Ingvild Saether 3. Jan Rune Steinsland 4. Duncan Donaldson

Schedule 1.03 Post-Effective Date Guarantors 1. Altera Petrojarl I Servicos de Petroleo Ltda 2. Altera Petrojarl FPSO Petrolifera do Brasil Ltda. 3. Altera do Brasil Servicos Maritimos Ltda. 4. Altera Piranema Servicos de Petroleo Ltda 5. Altera Infrastructure Services Pte. Ltd. 6. Altera Infrastructure Production (Singapore) Pte. Ltd. 7. Logitel Offshore Pte. Ltd. 8. Logitel Offshore Rig I Pte Ltd 9. Logitel Offshore Rig II Pte Ltd 10. Logitel Offshore Rig III L.L.C. 11. Salamander Production (UK) Limited 12. Altera Global Shared Services (Philippines) Inc. 13. Teekay FSO Finance Pty Ltd. 14. Teekay Australia Offshore Holdings Pty Ltd. 15. Dampier Spirit L.L.C. 16. Altera Operations Australia Pty Ltd. 17. Altera Infrastructure Crewing AS 18. Apollo Spirit L.L.C. 19. Arendal Spirit AS 20. Siri Holdings L.L.C. 21. TPO Siri L.L.C. 22. Altera Luxembourg S.a.r.l. 23. Altera Infrastructure Group Ltd. 24. Teekay Hiload L.L.C.

67 25. Arendal Spirit UK Limited 26. Altera Infrastructure Finance Corp. 27. ALP Maritime Contractors B.V.

Schedule 1.04 JV Distributions Distribution Period Distributions from TK-Ocyan Libra Oil Services Ltd (in thousands) Distributions from TK-TKP Oil Services Ltd (in thousands) Q1-22 $16,235 $552 Q2-22 $4,386 $4,100

Schedule 2.01(a) Commitments Lender Commitment Percentage Brookfield TK Loan 2 LP $32,000,000 100% TOTAL: $32,000,000 100%

Schedule 5.17 Certain Post-Closing Collateral Obligations 1. On the Effective Date (or as such time period may be extended with the consent of the Required Lenders), the entities set forth on Schedule A of the Agreed Security Principles shall join the Collateral Agreement. 2. Within thirty (30) days after the Effective Date (as such time period may be extended with the consent of the Required Lenders), the Borrower and certain Subsidiaries will enter into the following Collateral Documents (to the extent required to perfect the security interest on the Collateral and to the extent not constituting Excluded Property): U.S. 1. DNB Bank ASA account control agreement in respect of N.Y. bank accounts owned by Borrower. 2. DNB Bank ASA account control agreements in respect of N.Y. bank accounts owned by Parent. 3. Citibank N.A. account control agreement in respect of N.Y. bank accounts owned by ALP Ocean Towage Holding B.V. 4. Citibank N.A. account control agreement in respect of N.Y. bank accounts owned by ALP Maritime Services B.V. 5. DNB Bank ASA account control agreement in respect of N.Y. bank accounts owned by Petrojarl I Production AS. Bahamas 1. Mortgage and Deed of Covenants collateral thereto in respect of the Bahamian registered vessel “Falcon Spirit” by Altera Al Rayyan L.L.C. Scotland 1. Reversionary Interest Share Pledge in respect of Altera Infrastructure FSO Holdings Limited and Altera Infrastructure Production Holdings Limited by Borrower. 2. Share Pledge in respect of Salamander Production (UK) Limited by Altera Infrastructure FSO Holdings Limited. 3. Assignation in security by Altera Infrastructure FSO Holdings Limited. 4. Assignation in security by Altera Infrastructure Production Holdings Limited. 5. Assignation in security by Altera Voyageur Production Limited. England 1. Debenture by Golar-Nor (UK) Limited, Tiro Sidon UK LLP, Altera Infrastructure FSO Holdings Limited (in respect of London bank accounts only), Altera Infrastructure Production Holdings Limited (in respect of London bank accounts only), Altera Infrastructure Production AS (in respect of London bank accounts only), Altera Voyageur Production Limited (in respect of London bank accounts only) and Parent (in respect of London bank accounts only). 2. Share Charge in respect of Golar Nor (UK) Limited by Altera Infrastructure Production Holdings Limited.

2 3. Pledge Agreement in respect of Tiro Sidon UK LLP by Altera Infrastructure Coöperatief U.A. and Altera Infrastructure Production Holdings Limited. Netherlands 1. First ranking deed of pledge over shares in ALP Ocean Towage Holding B.V. by ALP Maritime Group B.V. 2. First ranking deed of pledge of membership interests in Altera Infrastructure Coöperatief U.A. by Altera Infrastructure Production Holdings Limited. 3. Second ranking deed of pledge over shares in ALP Maritime Group B.V. by Altera Infrastructure Holdings L.L.C. 4. First ranking omnibus deed of pledge by Altera Infrastructure Cooperatief U.A., ALP Maritime Group B.V., ALP Ocean Towage Holding B.V., ALP Maritime Services B.V. and ALP Maritime Holding B.V. Norway 1. Share Pledge in respect of Altera Infrastructure Production AS by Altera Infrastructure Production Holdings Limited. 2. Share Pledge in respect of Navion Offshore Loading AS by Altera Infrastructure Holdings L.L.C. 3. Share Pledge in respect of Altera Infrastructure Norway AS by Navion Offshore Loading AS. 4. Share Pledge in respect of Altera Infrastructure Crewing AS by Altera Infrastructure FSO Holdings Limited. 5. Share Pledge in respect of Logitel Offshore Norway AS by Altera Infrastructure Holdings L.L.C. 6. Share Pledge in respect of Altera Infrastructure Production Crew AS by Altera Infrastructure Production AS. 7. Security Agreement by Altera Infrastructure Production AS. 8. Security Agreement by Navion Offshore Loading AS. 9. Security Agreement by Altera Infrastructure Norway AS. 10. Security Agreement by Logitel Offshore Norway AS. 11. Security Agreement by Tiro Sidon UK LLP (in respect of Oslo bank accounts only). 12. Security Agreement by Altera Al Rayyan L.L.C. (in respect of Oslo bank accounts only) 13. Security Agreement by Altera Infrastructure Holdings L.L.C. (in respect of Oslo bank accounts only). 14. Security Agreement by Altera Infrastructure L.P. (in respect of Oslo bank accounts only). 15. Security Agreement by Altera Voyageur Production Limited (in respect of Norwegian bank accounts only).

3 16. Security Agreement by Altera Knarr AS. 17. Security Agreement by Altera Infrastructure Siri AS. 18. Security Agreement by Piranema Production AS. 19. Security Agreement by Petrojarl I Production AS. 20. Security Agreement by Altera Infrastructure Production Crew AS. 21. Security Agreement by Golar-Nor (UK) Limited (in respect of Norwegian bank accounts only). Notwithstanding anything to the contrary herein, any extension of time periods, consents or waivers under this Schedule 5.17 may be via email.

Schedule 6.04(e) JV Investments Distribution Period Investments in TK-Ocyan Libra Oil Services Ltd (in thousands) Investments in TK-TKP Oil Services Ltd (in thousands) Q1-22 $540 $552 Q2-22 $509 $552

EXHIBIT A FORM OF ASSIGNMENT AND ASSUMPTION Reference is made to the Credit Agreement dated as of January 14, 2022 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALTERA INFRASTRUCTURE HOLDINGS L.L.C., a limited liability company formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), ALTERA INFRASTRUCTURE L.P., a limited partnership formed and existing under the laws of the Republic of the Marshall Islands (the “Parent”), the lenders party thereto from time to time (each, a “Lender”) and U.S. BANK NATIONAL ASSOCIATION as administrative agent for the Lenders (the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. 1. The Assignor hereby sells and assigns, without recourse, to the Assignee (identified below), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (the “Effective Date”), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date set forth below and (ii) the Revolving Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Exhibit A hereto. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement. 2. Pursuant to Section 10.04(b) of the Credit Agreement, this Assignment and Assumption is being delivered to the applicable Lender together with, if required by Section 10.04(b)(i)(B) of the Credit Agreement, a processing and recordation fee of $3,500. 3. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York, without regard to any principle of conflicts of law that could require the application of any other law. Date of Assignment: Legal Name of Assignor (“Assignor”): Legal Name of Assignee (“Assignee”): Assignee’s Address for Notices: Effective Date of Assignment: Facility/Commitment Principal Amount Assigned Percentage Assigned of Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the Aggregate Commitments of all Lenders thereunder) Revolving Loans/ Commitments [Remainder of page intentionally left blank]

The terms set forth above are hereby agreed to: ___________________________, as Assignor by: Name: Title: ___________________________, as Assignor by: Name: Title: [Acknowledged]1 by: ___________________________, as Lender by: Name: Title: ___________________________, as Lender by: Name: Title: 1 Brookfield may assign its interest in the Facility or any portion thereof to an Affiliate without consent of the Borrower or other Lender.

EXHIBIT A REPRESENTATIONS AND WARRANTIES Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. By executing and delivering this Assignment and Assumption, the assigning Lender hereunder and the Assignee hereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: 1. Such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and that its applicable Commitment, and the outstanding balances of its Revolving Loans, in each case without giving effect to assignments hereof which have not become effective, are as set forth in such Assignment and Assumption. 2. Except as set forth in (1) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto. 3. The Assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption. 4. The Assignee confirms that it has received a copy of the Credit Agreement together with copies of the most recent financial statements referred to in Section 5.01 of the Credit Agreement, and such other documents and information, as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption. 5. The Assignee will independently and without reliance upon such assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement. 6. The Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

EXHIBIT B [RESERVED]

EXHIBIT C FORM OF COMPLIANCE CERTIFICATE Date:__________ To: U.S. Bank National Association, as Administrative Agent under that certain Credit Agreement dated as of January 14, 2022 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altera Infrastructure Holdings L.L.C., a limited liability company formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), Altera Infrastructure L.P., a limited partnership formed and existing under the laws of the Republic of the Marshall Islands (the “Parent”), the lenders party thereto from time to time (each, a “Lender”) and U.S. Bank National Association as administrative agent for the Lenders (the “Administrative Agent”) and collateral agent for the Lenders. Dear Sirs, We refer to the Credit Agreement under which a Compliance Certificate shall be issued. This letter constitute the Compliance Certificate for the period [PERIOD] (the “Period”). Capitalized words and expressions are used herein as defined in the Credit Agreement: 1. all information contained herein is true and accurate and there has been no change which would reasonably be expected to have a Material Adverse Effect on the financial condition of the Parent or its Subsidiaries since the date of the last Compliance Certificate submitted to you; 2. as of the last day of the Period, there existed no Default or Event of Default; 3. in accordance with Section 5.01(d) of the Credit Agreement, the sum of the Free Liquidity (as defined below), undrawn committed revolving credit lines available to the Group (as defined below) (but excluding committed revolving credit lines with less than six months to maturity) is $[ ]1; 4. in accordance with Section 5.01(d) of the Credit Agreement, the percentage of the sum of Free Liquidity, undrawn committed revolving credit lines available to the Group (as defined below) (but excluding committed revolving credit lines with less than six months to maturity) to Total Debt (as defined below) is [ ]2%. “Free Liquidity” means cash, cash equivalents and marketable securities of maturities less than one (1) year to which the Group shall have free, immediate and direct access each as reflected in the Borrower’s most recent quarterly management accounts forming part of the Parent’s Accounts. “Group” means the Parent and each of its Subsidiaries. 1 Applicable threshold is $75,000,000. 2 Applicable threshold is 5.00%.

“Total Debt” means the aggregate of (a) the amount calculated in accordance with IFRS reported as “Borrowings” on the latest consolidated balance sheet of the Parent; and (b) the amount of any liability in respect of any lease or hire purchase contract entered into by the Parent or any of its Subsidiaries which would, in accordance with IFRS, be treated as a finance or capital lease on the latest consolidated balance sheet of the Parent (excluding any amounts applicable to leases to the extent that the lease obligations are secured by a security deposit which is held on the balance sheet under “Restricted Cash”). Copies of our latest consolidated [annual audited/quarterly unaudited] accounts are also enclosed. Yours faithfully, Altera Infrastructure L.P. By: Altera Infrastructure GP L.L.C., its general partner By:_________________________________________ Name: Title:

EXHIBIT D FORM OF SOLVENCY CERTIFICATE [__________], 20[_] This Solvency Certificate is delivered pursuant to Section 4.01(e) of the Credit Agreement dated as of January 14, 2022 (the “Credit Agreement”), among Altera Infrastructure Holdings L.L.C., a limited liability company formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), Altera Infrastructure L.P., a limited partnership formed and existing under the laws of the Republic of the Marshall Islands (the “Parent”), the lenders party thereto from time to time (each, a “Lender”) and U.S. Bank National Association as administrative agent for the Lenders (the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby certifies, solely in his capacity as a Chief Financial Officer of Altera Infrastructure Group Ltd. and not in his individual capacity, as follows: 1. I am the Chief Financial Officer of Altera Infrastructure Group Ltd. I am familiar with the Transactions, and have reviewed the Credit Agreement, financial statements referred to in Section 5.01 of the Credit Agreement and such documents and made such investigation as I have deemed relevant for the purposes of this Solvency Certificate. 2. As of the date hereof, immediately after giving effect to the consummation of the Transactions, on and as of such date (i) the fair value of the assets of (x) the Parent and its subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Parent and its subsidiaries on a consolidated basis and (y) Borrower and its subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its subsidiaries on a consolidated basis; (ii) (x) the present fair saleable value of the property of the Parent and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Parent and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured and (y) the present fair saleable value of the property of the Borrower and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) (x) the Parent and its subsidiaries and (y) Borrower and its subsidiaries, in each case, on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) (x) the Parent and its subsidiaries and (y) Borrower and its subsidiaries, in each case, on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date. 3. As of the date hereof, immediately after giving effect to the consummation of the Transactions, neither the Parent nor the Borrower intend to, and each of the Parent and the Borrower do not believe that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its debts or the debts of any such subsidiary.

This Solvency Certificate is being delivered by the undersigned Responsible Officer only in his capacity as Chief Financial Officer of Altera Infrastructure Group Ltd. and not individually and the undersigned shall have no personal liability to the Lenders with respect thereto. (signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above. Altera Infrastructure Group Ltd. By: Name: Jan Rune Steinsland Title: Chief Financial Officer

EXHIBIT E FORM OF SECRETARY’S CERTIFICATE [__________], 20[__] The undersigned Responsible Officer of [LOAN PARTY] (the “Company”) hereby certifies as an officer and not in an individual capacity, in connection with that certain Credit Agreement, dated as of January 14, 2022 (the “Credit Agreement”), by and among the Company, a limited liability company formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), Altera Infrastructure L.P., a limited partnership under the laws of the Republic of the Marshall Islands (the “Parent”), the lenders party thereto from time to time (each, a “Lender”) and U.S. Bank National Association as administrative agent for the Lenders (the “Administrative Agent”) and collateral agent for the Lenders, that as of the date hereof 1. Attached hereto as Exhibit A is a true and correct copy of the certificate of limited liability company, limited partnership or other equivalent organizational document, as applicable, of the Company (the “Certificate”), as in effect on the date hereof, certified by the Secretary of State (or other equivalent Governmental Authority) of each Loan Party’s jurisdiction of organization, together with all amendments thereto adopted through the date hereof The Certificate remains in full force and effect as of the date hereof and has not been amended, modified or repealed, and no proceedings are pending for the amendment, modification or rescission thereof and no other document relating to or affecting such Certificate have been filed in the office of the Secretary of State (or other equivalent Governmental Authority) of each Loan Party’s jurisdiction of organization since such certification date. 2. Attached hereto as Exhibit B is a true and correct copy of the agreement of limited liability company, limited partnership or other equivalent governing document, as applicable, of each Loan Party (the “Corporate Governance Documents”), together with any amendments thereto adopted through the date hereof. The Corporate Governance Documents remain in full force and effect as of the date hereof and have not been amended, modified or repealed, and no proceedings for the amendment, modification or rescission thereof are contemplated or pending. 3. Attached hereto as Exhibit C is a true and correct copy of the resolutions duly adopted by the board of directors of each Loan Party (the “Authorizing Authority”), as of the date set forth therein, relating to each Loan Party’s execution, delivery and performance of the Credit Agreement, the Loan Documents to which a Loan Party is a party and the transactions and documents required or contemplated by the Credit Agreement and such resolutions (i) have not been modified, rescinded or amended, (ii) are in full force and effect in the form adopted by such Authorizing Authority and attached hereto, and (iii) constitute the only resolutions adopted by the Authorizing Authority directly related to such matters. 4. Attached hereto as Exhibit D are true, correct and complete copies of the certificates of good standing (or equivalent organizational document, as applicable) from each Loan Party’s jurisdiction of organization certifying as to each Loan Party’s good standing as of a recent date, which certificates have not been modified or rescinded, and are in full force and effect as of the certificate dates thereof 5. Attached hereto as Exhibit E are the names and the true signatures of the acting officers of each Loan Party, as applicable, duly appointed or elected, and qualified and said officers are authorized by the Authorizing Authority to execute and deliver on behalf of the relevant Loan Party, the Loan Documents to which a Loan Party is a party, and any other documents delivered in connection therewith on behalf of the relevant Loan Party and the signature of such officer where set forth hereon is the true and genuine signature of such officer. 6. There is no proceeding pending for the dissolution or liquidation of any Loan Party.

All capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement. This certificate is provided by the undersigned in his/her capacity as an officer of the Borrower and not in his/her individual capacity. [The remainder of this page is intentionally left blank.]

Signature Page to Secretary’s Certificate IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of the date first written above. By: ____________________________________ Name: Title:

Exhibit A Charter (please see attached)

Exhibit B Governing Agreement (please see attached)

Exhibit C Resolutions (please see attached)

Exhibit D Certificate of Good Standing (please see attached)

Exhibit E Incumbency (please see attached)

Officers of [LOAN PARTY] Name Title Signature _______________________________

EXHIBIT F FORM OF EFFECTIVE DATE CERTIFICATE Dated as of [__________], 20[__] Reference is made to the Credit Agreement dated as of January 14, 2022 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altera Infrastructure Holdings L.L.C., a limited liability company formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), Altera Infrastructure L.P., a limited partnership formed and existing under the laws of the Republic of the Marshall Islands, the lenders party thereto from time to time (each, a “Lender”) and U.S. Bank National Association as administrative agent for the Lenders (the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned President of the Borrower certifies to the Administrative Agent that: (1) pursuant to Section 4.01(h) of the Credit Agreement, as of the date hereof, no event has occurred or is continuing or will result from the consummation of the Credit Agreement that would constitute an Event of Default or a Default; and (2) pursuant to Section 4.01(c) of the Credit Agreement, the representations and warranties contained therein (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which shall be true and correct in all respects) and in the other Loan Documents are true and correct in all respects on the date hereof (or to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date). [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of the date first written above. Altera Infrastructure Holdings L.L.C. By: Name: Mark Mitchell Title: President